                                                                EXHIBIT 3.3
--------------------------------------------------------------------------------



                          FOURTH AMENDED AND RESTATED

                              OPERATING AGREEMENT

                                       OF


                                  MEDIACOM LLC

                         Dated as of November 19, 1999




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I     DEFINITIONS.................................................   -2-
              -----------

        1.1   Definitions.................................................   -2-

ARTICLE II    RELATIONSHIP OF THIS AGREEMENT TO THE DEFAULT
              ---------------------------------------------
              RULES PROVIDED BY THE NEW YORK ACTAND TO
              ----------------------------------------
              THE ARTICLES OF ORGANIZATION................................  -13-
              ----------------------------

        2.1   Relationship of this Agreement to the Default
              Rules Provided by the New York Act..........................  -13-

ARTICLE III   ORGANIZATION................................................  -14-
              ------------

        3.1   Formation...................................................  -14-
        3.2   Name........................................................  -14-
        3.3   Principal Place of Business.................................  -14-
        3.4   Term........................................................  -14-
        3.5   Purposes....................................................  -14-

  ARTICLE IV  MEMBERS.....................................................  -14-
              -------

        4.1   Names and Addresses.........................................  -14-
        4.2   Additional Members..........................................  -14-
        4.3   Books and Records...........................................  -14-
        4.4   Information.................................................  -15-
        4.5   Limitation of Liability.....................................  -15-
        4.6   Priority and Return of Capital..............................  -15-
        4.7   Liability of a Member to the Company........................  -15-
        4.8   Financial Adjustments.......................................  -15-

ARTICLE V     MANAGEMENT AND OPERATION....................................  -16-
              OF THE COMPANY
              --------------

        5.1   Management..................................................  -16-
        5.2   Number, Tenure and Qualifications of Manager................  -16-
        5.3   Powers of Manager...........................................  -16-
        5.4   Binding Authority...........................................  -17-
        5.5   Manager and Executive Committee.............................  -17-
        5.6   Matters Requiring Executive Committee Report................  -19-
        5.7   Actions Requiring Executive Committee Approval..............  -20-
        5.8   Expansion of Executive Committee............................  -22-
        5.9   Liability for Certain Acts..................................  -23-
        5.10  No Exclusive Duty to Company................................  -23-
        5.11  Resignation.................................................  -24-
        5.12  Removal.....................................................  -24-
        5.13  Compensation................................................  -24-

        5.14  Officers....................................................  -25-
        5.15  Certain Covenants of the Manager and the Members............  -26-
        5.16  Manager's Right of First Offer..............................  -26-
        5.17  Actions of the Manager......................................  -28-
        5.18  Organizational and Other Changes in Connection
              with Initial Public Offering................................  -29-

ARTICLE VI    MEETINGS OF MEMBERS.........................................  -30-
              -------------------

        6.1   Meetings....................................................  -30-
        6.2   Special Meetings............................................  -31-
        6.3   Place of Meetings...........................................  -31-
        6.4   Notice of Meetings..........................................  -31-
        6.5   Record Date.................................................  -31-
        6.6   Quorum......................................................  -31-
        6.7   Manner of Acting............................................  -32-
        6.8   Actions Requiring Approval of the Members...................  -32-
        6.9   Proxies.....................................................  -32-
        6.10  Action by Members Without a Meeting.........................  -34-
        6.11  Waiver of Notice............................................  -34-
        6.12  Voting Agreements...........................................  -34-

ARTICLE VII   CAPITAL CONTRIBUTIONS.......................................  -35-
              ---------------------

        7.1   Capital Contributions.......................................  -35-
        7.2   Capital Contributions and Capital Calls; Allocations........  -35-
        7.3   Capital Accounts............................................  -36-
        7.4   Transfers...................................................  -36-
        7.5   Modifications...............................................  -36-
        7.6   Deficit Capital Account.....................................  -36-
        7.7   Withdrawal or Reduction of Capital Contributions............  -36-
        7.8   No Rights of Redemption or Return of Contribution...........  -37-

ARTICLE VIII  PROFITS, LOSSES AND DISTRIBUTIONS;
              ADJUSTMENTS FOR THE ISSUANCE
              OF MEMBERSHIP UNITS.........................................  -37-
              -------------------

        8.1   Allocation of Profits and Losses............................  -37-
        8.2   Distributions...............................................  -39-
        8.3   No Right to Distributions Except Upon
              Dissolution of the Company..................................  -40-
        8.4   Distributions Upon Dissolution of the Company...............  -40-
        8.5   1998 Valuation of the Company...............................  -41-
        8.6   1999 Valuation of the Company...............................  -42-

        8.7   Further Valuations of the Company...........................  -42-
        8.8   Conversion or Exchange of Membership Units
              in Connection with IPO......................................  -45-
        8.9.  Operative Rules Regarding Additional
              Membership Units Issued in Connection with
              Company Valuations..........................................  -47-

ARTICLE IX    TAX MATTERS.................................................  -48-
              -----------

        9.1   Tax Characterization and Returns............................  -48-
        9.2.  Capital Accounts............................................  -49-
        9.3   Special Tax Rules...........................................  -50-
        9.4   Accounting Decisions........................................  -53-
        9.5   Tax Matters Partner.........................................  -54-
        9.6   Tax Returns.................................................  -54-
        9.7   Tax Withholdings............................................  -54-

ARTICLE X     FINANCIAL REPORTS;..........................................  -55-
              INSPECTION RIGHTS
              ---------------------------

        10.1  Reports to Members..........................................  -55-
        10.2  Inspection Rights...........................................  -55-
              Certain Additional Information..............................  -56-
        10.4  Use of Proceeds.............................................  -56-

ARTICLE XI    PUT RIGHTS..................................................  -56-
              ---------------------------

        10.1  Put Right at the Option of the Members......................  -56-

ARTICLE XII   TRANSFERABILITY.............................................  -58-
              ---------------------------

        12.1  Transferee Not a Member.....................................  -58-
        12.2  Effective Date..............................................  -59-
        12.3  Requirements for All Transfers of Membership Units..........  -59-
        12.4  Transfers in a Registered Public Offering...................  -60-

ARTICLE XIII  PREEMPTIVE RIGHTS AND.......................................  -61-
              CERTAIN PROVISIONS APPLICABLE TO BMO AFFILIATES
              -----------

        13.1  Preemptive Rights...........................................  -61-
        13.2  Subject Membership Units are Nonvoting; Exceptions..........  -62-
        13.3  Notice of Certain In Kind Distributions.....................  -62-

ARTICLE XIV   DISSOLUTION.................................................  -63-
              ---------------------------

        14.1  Dissolution.................................................  -63-
        14.2  Winding Up..................................................  -64-

        14.3  Articles of Dissolution.....................................  -64-
        14.4  Deficit Capital Account.....................................  -64-
        14.5  Nonrecourse to Other Members................................  -64-
        14.6  Termination.................................................  -65-

ARTICLE XV    INDEMNIFICATION.............................................  -65-
              ---------------------------

        15.1  Exculpatory Provisions......................................  -65-
        15.2  Indemnification of Members..................................  -65-
        15.3  Advance of Expenses.........................................  -66-
        15.4  Control of Claim............................................  -66-
        15.5  Non-Exclusivity.............................................  -66-
        15.6  Satisfaction from Company Assets............................  -66-
        15.7  Notices of Claims...........................................  -66-

ARTICLE XVI   GENERAL PROVISIONS..........................................  -67-
              ---------------------------

        16.1  Notices.....................................................  -67-
        16.2  Amendments..................................................  -67-
        16.3  Construction................................................  -68-
        16.4  Headings....................................................  -68-
        16.5  Waiver......................................................  -68-
        16.6  Severability................................................  -68-
        16.7  Binding.....................................................  -68-
        16.8  Counterparts................................................  -69-
        16.9  Governing Law...............................................  -69-



                                   SCHEDULES
                                   ---------


            Schedule A   -    Capital Contributions Since Inception

            Schedule B-1 -    Membership Units and Percentage Interests Based on
                              1998 Valuation

            Schedule B-2 -    Membership Units and Percentage Interests Based on
                              1999 Valuation

            Schedule C  -     Unfunded Capital Commitments

            Schedule D  -     IPO Illustration

                 FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                                  MEDIACOM LLC


          THIS FOURTH AMENDED AND RESTATED OPERATING AGREEMENT, dated as of November 19, 1999 (this "Agreement"), is made by the owners and holders of two-thirds of the Membership Units of Mediacom LLC.

                                    RECITALS
                                    --------

          WHEREAS, Mediacom LLC was established as a limited liability company pursuant to an operating agreement dated as of July 17, 1995;

          WHEREAS, the operating agreement was amended and restated in its entirety as the Amended and Restated Operating Agreement of Mediacom LLC dated as of March 12, 1996 (the "Initial Amended and Restated Operating Agreement");

          WHEREAS, the Initial Amended and Restated Operating Agreement was further amended and restated in its entirety as of March 31, 1997, and thereafter amended as of June 16, 1997 (the "Second Amended and Restated Operating Agreement");

          WHEREAS, the Second Amended and Restated Operating Agreement was further amended and restated in its entirety as of January 23, 1998 (the "Third Amended and Restated Operating Agreement"),

          WHEREAS, the Third Amended and Restated Operating Agreement provides in relevant part that it may be amended pursuant to Section 16.2 thereof with the consent of at least two-thirds of the Membership Units of Mediacom LLC; and

          WHEREAS, the parties hereto, constituting the owners and holders of more than two-thirds of the Membership Units of Mediacom LLC, desire to amend the Third Amended and Restated Operating Agreement as set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties executing this Agreement below, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.1 Definitions. In this Agreement, the following terms shall have the meanings set forth below when used in this Agreement with initial capital letters:

          (a) "Accounting Period" shall mean, as the context may require, the
               -----------------
period commencing on the date of this Agreement (as originally entered into) or on the day following the last day of the immediately preceding Accounting Period, and ending on the next succeeding of the following: (a) the last day of each Fiscal Year; (b) the day prior to the day as of which a current or newly-admitted Member makes a Capital Contribution to the Company, if the Percentage Interests change as a result of such Capital Contribution; (c) the date upon which the Company shall be dissolved; or (d) any day designated by the Manager as the date upon which an Accounting Period shall end.

          (b) "Additional Capital Contribution" shall have the meaning set
               -------------------------------
forth in Section 7.2(a) hereof.

          (c) "Adjusted Basis" shall mean, as of any date of determination, the
               --------------
Company's adjusted basis in any asset as of such date, as determined for Federal income tax purposes pursuant to Section 1011 of the Code.

          (d) "Affiliate" shall mean, with respect to any Person, any other
               ---------
Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          (e) "Agreement" shall mean this Fourth Amended and Restated
               ---------
Operating Agreement as amended from time to time.

          (f) "Articles of Organization" shall mean the Articles of Organization
               ------------------------
of the Company filed with the New York Secretary of State on July 17, 1995, as they may from time to time be amended.

          (g) "BHCA" shall mean the United States Bank Holding Company Act of
               ----
1956, as amended, and any later law, regulation or rule of similar effect.

          (h) "BMO Affiliate" shall mean any Affiliate of Bank of Montreal, or
               -------------
any successor, subject to the BHCA or similar provisions restricting investments in non-banking organizations under the IBA.

          (i) "Business Day" shall mean any day other than a Saturday, Sunday or
               ------------
any other day on which banks in the State of New York are required or permitted by law to be closed.

          (j) "Capital Account" as of any date shall mean the Capital
               ---------------
Contribution to the Company by a Member, adjusted as of such date pursuant to the terms of this Agreement.

          (k) "Capital Call" shall have the meaning set forth in Section
               ------------
7.2(a) hereof.

          (l) "Capital Commitment" shall mean the obligation, with respect to
               ------------------
any Member, of such Member to make a Capital Contribution to the Company.

          (m) "Capital Contribution" shall mean any contribution by a Member to
               --------------------
the capital of the Company in cash, property or services rendered, as the same may be reflected from time to time on Schedule A hereto.
                                      ----------

          (n) "Carrying Value" shall mean (i) with respect to any asset (other
               --------------
than cash) included in a Capital Contribution of a Member, the fair market value of such contributed property on the date of contribution, (ii) with respect to any property held by the Company at the time of any adjustment of Percentage Interests pursuant to Section 8.5, Section 8.6, Section 8.7 and/or Section 8.8, the fair market value of such property and (iii) with respect to any other asset, the Adjusted Basis thereof; provided, that, in the case of the foregoing
                                   --------
clauses (i) and (ii), the Carrying Value shall be reduced, but not below zero, by all depreciation, amortization, and similar expense thereafter charged to the Members' Capital Accounts with respect to such property.

          (o) "Claim" shall have the meaning set forth in Section 15.2
               -----
hereof.

          (p) "Code" shall mean the Internal Revenue Code of 1986, as
               ----
amended, and any successor to that Code.

          (q) "Commisso Entity" shall mean, collectively, (i) Rocco B. Commisso,
               ---------------
(ii) any Person controlled by Rocco B. Commisso and owned by Rocco B. Commisso,
(iii) members of the immediate family of Rocco B. Commisso or (iv) any Person 51% of which is beneficially owned by Rocco B. Commisso and members of the immediate family of Rocco B. Commisso.

          (r) "Commisso Members" shall mean (i) Rocco B. Commisso,(ii) any
               ----------------
Person controlled by him and of which he, members of his immediate family or trusts established for the benefit of any of the foregoing are 51% equity holders; provided, that Rocco B. Commisso or such Person shall have at least a
         --------
1% Percentage Interest, and (iii) any officer, director, manager or employee of a Commisso Entity.

          (s) "Commitment Period" shall mean, with respect to any Member that
               -----------------
has a Capital Commitment, the period commencing on the date of acceptance by the Company of such Capital Commitment and extending through the second anniversary thereof, which period may, in the discretion of the Manager, be extended through the third anniversary thereof.

          (t) "Company" shall refer to MEDIACOM LLC, a New York limited
               -------
liability company.

          (u) "Company Valuation" shall mean (1) a valuation of the Company by
               -----------------
the Executive Committee pursuant to Section 8.7, including a Dissolution Valuation, or (2) an IPO Valuation as provided in Section 8.8(c).

          (v) "Company Valuation Excess" shall have the meaning set forth
               ------------------------
in Section 8.7(b) hereof.

          (w) "Credit Agreement" shall mean and include (i) that certain Second
               ----------------
Amended and Restated Credit Agreement, dated as of June 24, 1997, among Mediacom Arizona, Mediacom Delaware, Mediacom California, the lenders party thereto and The Chase Manhattan Bank, as administrative agent, as amended, restated, modified or supplemented from time to time, including any increase, deferral, renewal, extension or refinancing thereof, (ii) that certain Credit Agreement, dated as of January 22, 1998, among Mediacom Southeast, the lenders party thereto and The Chase

Manhattan Bank, as Administrative Agent, as amended, restated, modified or supplemented from time to time, including any increase, deferral, renewal, extension or refinancing thereof, (iii) that certain Credit Agreement contemplated by a commitment letter and summary of terms from The Chase Manhattan Bank accepted by the Company in August 1999 contemplating a new $550,000,000 credit agreement among Mediacom Illinois LLC, Mediacom Indiana LLC, Mediacom Iowa LLC, Mediacom Minnesota LLC, Mediacom Wisconsin LLC and Zylstra Communications Corp., the lending institutions to be named therein and The Chase Manhattan Bank, as Administrative Agent, as such Credit Agreement may be amended, restated, modified or supplemented from time to time, including any increase, deferral, renewal, extension or refinancing thereof, and (iv) any senior credit facility entered into hereafter by the Company or any Subsidiary.

          (x) "Default Rule" shall mean a rule stated in the New York Act:
               ------------

          (1) which structures, defines, or regulates the finances, governance, operations, or other aspects of a limited liability company organized under the New York Act, and

          (2) which applies except to the extent it is negated or modified through the provisions of a limited liability company's articles of organization or operating agreement.

          (y) "Dissolution Valuation" shall have the meaning set forth in
               ---------------------
Section 8.4(b) of this Agreement.

          (z) "Distribution" means any cash and other property paid to a
               ------------
Member (in its capacity as such) by the Company.

          (aa) "Excess Chase Units" shall mean, if the FCC does not, within one
                ------------------
year from the date of closing of the U.S. Cable Acquisition, raise from five percent (5%) to ten percent (10%) the level of ownership interest required to invoke FCC cross-ownership restrictions, those Membership Units held by Chase Manhattan Capital, L.P. and CB Capital Investors, L.P. (the "Chase Entities") which cause the total number of Membership Units held by the Chase Entities to exceed four and 99/100 (4.99%) percent (or if then higher, the highest ownership position possible without invoking FCC cross ownership restrictions) of the outstanding Membership Units.

          (bb) "Executive Committee" shall have the meaning set forth in Section
                -------------------
5.1 hereof.

          (cc) "Executive Compensation" shall have the meaning set forth in
                ----------------------
Section 5.13(b) of this Agreement.

          (dd) "FCC" shall mean the Federal Communications Commission or
                ---
any governmental authority substituted therefor.

          (ee) "Fiscal Year" shall mean the fiscal year of the Company,
                -----------
which shall be the year ending December 31.

          (ff) "GAAP" shall mean generally accepted accounting principles
                ----
applied on a consistent basis.

          (gg) "IBA" shall mean the United States International Banking Act of
                ---
1978, as amended, and any later law, regulation or rule of similar effect.

          (hh) "Indemnified Persons" shall have the meaning set forth in
                -------------------
Section 15.1 of this Agreement.

          (ii) "IPO", "IPO Entity", "IPO Underwriters" and "IPO Valuation" shall
                ---    ----------   ------------------      -------------
have the meanings set forth in Section 5.18 of this agreement.

          (jj) "IPO Member Common Shares," "IPO Member Options", "IPO Option
                -------------------------   ------------------    ----------
Share Quotient" and "IPO Public Common Shares" shall have the meanings set forth
--------------       ------------------------
in Section 8.8 of this Agreement.

          (kk) "Largest Member" shall have the meaning set forth in Section
                --------------
5.5(b) of this Agreement.

          (ll) "Loss" shall mean the taxable loss of the Company for any Fiscal
                ----
Year or portion thereof, as computed for Federal income tax purposes in accordance with Section 703(a) of the Code. For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be aggregated, but there shall be excluded from such computation any item of income, gain, loss, or deduction which is specifically allocated.

          (mm) "Management Agreement" shall mean each agreement entered into by
                --------------------
a Subsidiary and Mediacom Management providing for certain supervisory services to be performed by Mediacom Management with respect to the Systems.

          (nn) "Manager" shall mean Rocco B. Commisso and any other Member who
                -------
succeeds him as a manager pursuant to this

Agreement; provided, that Rocco B. Commisso or such Person shall have at least a 1% Percentage Interest.

          (oo) "Mediacom Arizona" shall mean Mediacom Arizona LLC, a Delaware
                ----------------
limited liability company in which the Company holds a 99% equity interest.

          (pp) "Mediacom California" shall mean Mediacom California LLC, a
                -------------------
Delaware limited liability company in which the Company holds a 99% equity interest.

          (qq) "Mediacom Delaware" shall mean Mediacom Delaware LLC, a Delaware
                -----------------
limited liability company in which the Company holds a 100% equity interest.

          (rr) "Mediacom Management" shall mean Mediacom Management Corporation,
                -------------------
a Delaware corporation and Affiliate of the Manager which provides supervisory services with respect to the Systems.

          (ss) "Mediacom Southeast" shall mean Mediacom Southeast LLC, a
                ------------------
Delaware limited liability company in which the Company holds a 100% equity interest.

          (tt) "Member" shall mean each Person who or which executes a
                ------
counterpart of this Agreement as a Member and each Person who or which may hereafter become a party to this Agreement.

          (uu) "Membership Units" shall mean units of membership interest in the
                ----------------
Company, each such unit having a value upon issuance of $1,000, as the same may be reflected from time to time on a Schedule annexed hereto.

          (vv) "Minimum Gain" shall mean "partnership minimum gain" as
                ------------
defined in Treasury Regulation 1.704-2(d).

          (ww) "Net Agreed Value" shall mean
                ----------------

          (I) in the case of any Capital Contribution other than cash, the fair market value of such property at the time of contribution reduced by any indebtedness secured by such property and assumed or taken subject to by the Company upon such contribution under Section 752 of the Code, and

          (II) in the case of any property (other than cash) distributed to a Member, the fair market value of such property at the time of such distribution reduced by any indebtedness secured by such property and assumed or taken subject to by such Member upon such distribution under Section 752 of the Code.

          (xx) "New York Act" shall mean the New York Limited Liability Company
                ------------
Act.

          (yy) "Nonfunding Member" shall have the meaning set forth in Section
                -----------------
7.2(b) hereof.

          (zz) "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth
                -------------------------------------
in Treasury Regulation 1.704-2(i)(3).

          (aaa) "Percentage Interest" shall mean with respect to any Member the
                 -------------------
ratio of the Membership Units held by such Member to the aggregate number of Membership Units held by all Members, as the same may be reflected from time to time on a Schedule annexed hereto.

          (bbb) "Person" shall mean any natural person, corporation,
                 ------
governmental forth authority, limited liability company, partnership, trust, unincorporated association or other commercial or legal entity.

          (ccc) "Preferred Capital" shall mean with respect to any Member, the
                 -----------------
product of the number of Membership Units held by such Member times $1,000.00, as adjusted pursuant to Section 8.5, Section 8.6,and/or Section 8.7.

          (ddd) "Preferred Return" shall mean, with respect to the Preferred
                 ----------------
Capital relating to each Membership Unit held by a Member, a cumulative return of twelve (12%) percent per annum compounded annually, such compounding to be initially in respect of (and pro rated for) the period commencing on the date of the issuance of such Membership Unit (including by virtue of Section 8.5, Section 8.6 and/or Section 8.7 of this Agreement, if applicable) and ending on the last day of the then-current Fiscal Year, and thereafter annually.

          (eee) "Profit" shall mean the taxable income of the Company for any
                 ------
Fiscal Year or portion thereof as computed for Federal income tax purposes in accordance with Section 703(a) of the Code. For this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be aggregated, but there shall be excluded from such computation any item of income, gain, loss, or deduction which is specifically allocated.

               (fff) "Purchase Note" shall have the meaning set forth in Section
                      -------------
11.1(c) of this Agreement.

               (ggg)"Put" shall have the meaning set forth in Section 11.1(a) of
                     ---
this Agreement.

               (hhh)"Put Notice" shall have the meaning set forth in Section
                     ----------
11.1(a) of this Agreement.

               (iii)"Put Price" shall have the meaning set forth in Section
                     ---------
11.1(b) of this Agreement.

               (jjj)"Records" shall mean:
                     -------

                    (I) true and full information regarding the status of the business and financial condition of the Company;

                    (II) copies of the Company's Federal, state, and local income tax returns;

          (3) a current list of the name and last known business, residence, or mailing address of each Member and the Manager;

          (4) a copy of this Agreement, the Articles of Organization, and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and the Articles of Organization and all amendments thereto have been executed;

          (5) true and full information regarding the amount of cash and a description and statement of the value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member;

          (6) a copy of each material contract entered into by the Company;

          (7) minutes of the meetings of the Members;

          (8) a copy of each effective registration statement and report filed with the SEC or any national securities exchange association; and

          (9) other information regarding the affairs of the Company as required by an act of the Members or as is prudent and desirable in the opinion of the Manager.

          (kkk) "Regulatory Allocations" shall have the meaning set forth in
                 ---------------------
Section 9.3(c)(6) of this Agreement.

          (lll)"Regulatory Violation" shall mean (i) with respect to any Member
                --------------------
that is a Small Business Investment Company, a diversion of the proceeds of the investment by such Member hereunder from the reported use thereof on SBA Form 1031 delivered in connection with such Member's Capital Contribution, if such diversion was effected without obtaining the prior written consent of such Member (which may be withheld in its sole discretion) or (ii) a change in the principal business activity of the Company and its Subsidiaries to an ineligible business activity (within the meaning of the Small Business Investment Act of 1958 and the regulations issued thereunder as set forth in 13 CFR 107 and 121, as amended) if such change occurs within one year after the date hereof.

          (mmm) "Second Largest Member" shall have the meaning set forth in
                 ---------------------
Section 5.5(b) of this Agreement.

          (nnn) "SEC" shall mean the Securities and Exchange Commission or
                 ---
any governmental authority substituted therefor.

          (ooo) "Securities Act" shall mean the Securities Act of 1933, as
                 --------------
amended, and any successor thereto.

          (ppp) "Specified Value" shall have the meaning set forth in
                 ---------------
Section 8.5(e) of this Agreement.

          (qqq) "Subject Membership Units" shall mean any Membership Units
                 ------------------------
acquired by a BMO Affiliate (whether directly from the Company upon subscription or otherwise), and any Membership Units or similar interests issued or distributed with respect thereto, or in replacement thereof; provided, however,
                                                             --------  -------
that upon an irrevocable transfer to a Person other than a BMO Affiliate or Subject Transferee, a Subject Membership Unit shall immediately cease to be a Subject Membership Unit.

          (rrr) "Subject Transferee" shall mean any transferee of Subject
                 ------------------
Membership Units transferred by a BMO Affiliate or a Subject Transferee, but shall not include a transferee (1) who must obtain the approval of the Manager under Section 12.1(a) of the Agreement to become a Member with respect to such Subject Membership Units; (2) of a transfer that requires approval of the Executive Committee under Section 12.1(a) of this Agreement to be effective; or
(3) in a public offering registered under the Securities Act.

          (sss) "Subsidiary" shall mean each entity that operates Systems of
                 ----------
which the Company is, directly or indirectly, the holder of the majority of equity interests.

          (ttt) "System" shall mean (i) any cable distribution system that
                 ------
receives broadcast signals by antennae, microwave transmission, satellite transmission or any other form of transmission that amplifies such signals and distributes them via cable, and (ii) any other business from which the Company or its Subsidiaries derives revenue from telecommunications services.

          (uuu) "System Cash Flow" shall mean, for any period, the sum, for the
                 ----------------
Company and its Subsidiaries (determined on a consolidated basis), of the following: (i) the gross operating revenues for such period minus (ii) all
                                                            -----
operating expenses for such period, including, without limitation, technical, programming and selling, general and administrative expenses, but excluding (to the extent included in operating expenses) income taxes, depreciation, amortization, interest expense, and any payments described in Section 5.13 of this Agreement; provided, however, that gross operating revenues and operating
                --------  -------
expenses for any period shall exclude all extraordinary and unusual items and all non-cash items.

          (vvv) "Termination Event" shall mean the death, legal incapacity,
                 -----------------
resignation, removal, bankruptcy or dissolution of the Manager, unless the holders of no less than two-thirds of Membership Units elect to continue the Company.

          (www) "Treasury Regulations" shall mean all proposed, temporary and
                 --------------------
final regulations promulgated under the Code as from time to time in effect.

          (xxx) "Triax Acquisition" shall mean the acquisition by the Company or
                 -----------------
a Subsidiary of certain cable television systems and other assets acquired pursuant to an Asset Purchase Agreement dated as of April 29, 1999 between the Company and Triax Midwest Associates, L.P.

          (yyy) "Triggering Event" is defined as the earlier to occur of:
                 ----------------

          (I) Any date upon which (a) any Member's investment in Membership Units of the Company exceeds permitted amounts under any legal restriction to which it is subject, or such Member is otherwise not permitted to hold such Membership Units, under any law, rule or regulation applicable to such Member or
(b) legal restrictions are imposed on any Member which make the holding of such Membership Units or a portion thereof illegal or unduly burdensome (in which case such Member shall have a Put Option only with respect to excess Membership Units held by such Member); or

          (II) The occurrence of a Regulatory Violation, provided that no such restriction or occurrence described above shall constitute a Triggering Event if such restriction or occurrence is caused by the voluntary act of the Member with the intention to create a Triggering Event to which such restriction or occurrence applies.

          (zzz)"Unfunded Capital Commitment" shall mean, for any Member at any
                ---------------------------
time, the amount of such Member's Capital Commitment in excess of such Member's aggregate Capital Contributions, as the same may be reflected from time to time on Schedule C hereto; provided, however, that a Member's Unfunded Capital
   ----------         --------  -------
Commitment shall at no time exceed any amount which would result in a Triggering Event for such Member by reason of such Member making an Additional Capital Contribution pursuant to a Capital Call.

          (aaaa) "Unrealized Gain" shall mean, with respect to any asset and as
                  ---------------
of any date of determination, the excess, if any, of the then current fair market value of such asset over the Carrying Value thereof as of such date.

          (bbbb) "Unrealized Loss" shall mean, with respect to any asset and  as
                  ---------------
of any date of determination, the excess, if any, of the then current Carrying Value of such asset over the fair market value thereof as of such date.

          (cccc) "Unreturned Preferred Capital" shall mean, for any Member at
                  ----------------------------
any time, the excess (if any) of such Member's Preferred Capital over all amounts previously distributed to such Member pursuant to Section 8.2(a) or 8.4(b)(1).

          (dddd) "Unreturned Preferred Return" shall mean, for any Member at any
                  ---------------------------
time, the excess (if any) of such Member's accrued Preferred Return at such time over all amounts previously distributed to such Member pursuant to Section 8.2(b) or 8.4(b)(2).

          (eeee) "U.S. Cable Acquisition" shall mean the acquisition by the
                  ----------------------
Company or a Subsidiary of certain cable television systems and other assets acquired pursuant to an Asset Purchase Agreement dated as of August 29, 1997 between the Company, Cablevision Systems Corporation, U.S. Cable Television Group, L.P., ECC Holding Corporation and Missouri Cable Partners, L.P.

          (ffff) "Zylstra Acquisition" shall mean the acquisition by the Company
                  -------------------
or a Subsidiary of certain cable television systems and other properties acquired pursuant to a Stock Purchase Agreement dated as of May 25, 1999 between the Company, Charles Zylstra, Kara M. Zylstra and Trusts under the Will of Roger
E. Zylstra, deceased,

          (gggg) "1998 Valuation" shall have the meaning set forth in Section
                  --------------
8.5 of this Agreement.

          (hhhh) "1999 Valuation" shall have the meaning set forth in Section
                  --------------
8.6 of this Agreement.


                                   ARTICLE II

                      RELATIONSHIP OF THIS AGREEMENT TO THE
                   DEFAULT RULES PROVIDED BY THE NEW YORK ACT
                       AND TO THE ARTICLES OF ORGANIZATION
                       -----------------------------------


           2.1 Relationship of this Agreement to the Default Rules Provided by the New York Act.

          Regardless of whether this Agreement specifically refers to particular Default Rules:

          (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and

          (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly.

          2.2 Relationship Between this Agreement and the Articles of Organization. If a provision of this Agreement differs from a provision of the Articles of Organization, then to the extent allowed by law this Agreement shall govern.

                                   ARTICLE III

                                  ORGANIZATION
                                  ------------

          3.1 Formation. The Company was formed as a limited liability company by the filing with the New York Secretary of State of its Articles of Organization pursuant to the New York Act.

          3.2  Name.  The name of the Company is MEDIACOM LLC.

          3.3 Principal Place of Business. The principal place of business of the Company within the State of New York shall be 100 Crystal Run Road, Middletown, New York 10941. The Company may establish any other places of business as the Manager may from time to time deem advisable.

          3.4 Term. The term of the Company shall be until December 31, 2020, unless the Company is dissolved sooner pursuant to this Agreement or the New York Act.

          3.5 Purposes. The Company is formed for the purpose of acquiring, directly or through Persons in which the Company invests equity or debt, franchises to operate, and to own, invest in, design, construct, maintain, manage and operate, exchange and dispose of, one or more Systems or entities providing telecommunications services, and to do all things reasonably incidental thereto, including borrowing and lending money and securing such borrowings by mortgage, pledge, or other lien, and leasing or disposing of Systems or entities providing telecommunications services.

                                   ARTICLE IV

                                     MEMBERS
                                     -------

          4.1 Names and Addresses. The names and addresses of the Members are as set forth in Schedule A to this Agreement.
                ----------

          4.2 Additional Members. A Person may be admitted as a Member after the date of this Agreement upon compliance with the terms of this Agreement and any other conditions imposed by the Manager from time to time for the admission of additional or substitute Members.

          4.3 Books and Records. The Company shall keep the Records at its principal place of business.

          4.4 Information. Each Member and its agents may inspect the Records during ordinary business hours and upon reasonable notice to the Manager at the principal place of business of the Company.

          4.5 Limitation of Liability. Each Member's liability shall be limited as set forth in this Agreement, the New York Act and other applicable law. No Member shall be personally liable for any indebtedness, liability or obligation of the Company without entering into a written agreement assuming such personal liability, except that such Member shall remain personally liable for the payment of its Capital Commitment and as otherwise set forth in this Agreement, the New York Act and any other applicable law.

          4.6 Priority and Return of Capital. Except as expressly set forth herein, no Member shall have priority over any other Member, whether for the return of a Capital Contribution or for Profits, Losses or a Distribution; provided, however, that this Section 4.6 shall not apply to loans or other
--------  -------
obligations (as distinguished from a Capital Contribution) made by a Member or its Affiliates to or on behalf of the Company.

          4.7 Liability of a Member to the Company. A Member who or which rightfully receives the return of any portion of a Capital Contribution is liable to the Company only to the extent now or hereafter provided by the New York Act. A Member who or which receives a Distribution made by the Company in violation of this Agreement or made when the Company's liabilities exceed its assets (after giving effect to such Distribution) shall be liable to the Company for the amount of such Distribution.

          4.8 Financial Adjustments. No Member admitted after the date of this Agreement or making an additional Capital Contribution after the date of this Agreement shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Manager may, in his discretion, at the time a Member is admitted or makes additional Capital Contributions, close the books and records of the Company (as though the Fiscal Year had ended) or make pro rata allocations of loss, income and expense deductions to such Member for that portion of the Fiscal Year in which such Member was admitted or makes additional Capital Contributions in accordance with the Code.

                                   ARTICLE V

                    MANAGEMENT AND OPERATION OF THE COMPANY
                    ---------------------------------------

          5.1 Management. Except as otherwise provided herein, (i) the overall management and control of the business and affairs of the Company shall be vested in one Manager who shall report on certain matters to a committee of the Company (the "Executive Committee"); provided, that nothing in this Article V
              -------------------    --------
shall derogate from the power of the Manager and the Members to agree jointly in writing to cause the Company to act and (ii) the Manager shall exercise all powers necessary and convenient for the purposes of the Company, including those enumerated in Section 3.5 and Section 5.3, on behalf and in the name of the Company.

          5.2 Number, Tenure and Qualifications of Manager. Rocco B. Commisso shall serve as the Manager, and shall hold office until his resignation or other event that terminates his membership and the qualification of his successor.
Mr. Commisso or a Commisso Member then serving as Manager shall have the right to designate a Commisso Member, the chief executive officer of which is Mr. Commisso, as successor Manager without the vote or consent of the Members. Any successor Manager not appointed as described above, shall be elected by the vote or written consent of at least a majority of all Membership Units. Such successor Manager need not be a resident of the State of New York. Any Manager shall hold at least a 1% Percentage Interest in the Company.

          5.3 Powers of Manager. Except as set forth in this Agreement, the Manager shall have power and authority, on behalf of the Company itself and on behalf of the Subsidiaries, to (a) purchase, lease or otherwise acquire from, or sell, lease or otherwise dispose of, to any Person any property, (b) form Subsidiaries, (c) open bank accounts and otherwise invest funds, (d) incur or guarantee indebtedness, (e) authorize a Member to guarantee indebtedness of the Company or any of the Subsidiaries in an amount or amounts in the aggregate not to exceed $10,200,000 for any Member, (f) issue additional Membership Units, (g) purchase insurance on the business and assets of the Company, (h) commence lawsuits and other proceedings, (i) enter into any agreement, instrument or other writing, (j) retain accountants, attorneys or other agents, and (k) take any other lawful action that the Manager considers necessary, convenient or advisable in connection with the business of the Company. The Manager shall have the power to cause the Company to enter into contracts with Affiliates of the Company or the Manager in respect of property, services, or credit in the ordinary course of business, but only if the monetary or business consideration arising therefrom would be comparable and substantially as advantageous to the Company as in a comparable transaction with a Person not an Affiliate.

          5.4 Binding Authority. No Person shall have any power or authority to bind the Company unless such Person has been authorized by the Manager to act on behalf of the Company in accordance with this Agreement.

          5.5 Manager and Executive Committee. (a) Except where expressly provided to the contrary herein, all decisions with respect to the management and control of the Company that are duly made by the Manager shall be binding on the Company and each of the Members.

          (b) The Manager has established the Executive Committee, which shall meet periodically to exchange information with respect to Company affairs. The approval of the Executive Committee shall be required to authorize certain acts or transac tions as specified in this Agreement. The Executive Committee shall have five members. The Manager shall be a member and Chairman of the Executive Committee and shall designate two additional members of the Executive Committee, one of whom may be an Affiliate of the Manager or an employee of Mediacom Management or a Subsidiary. The Member (for this purpose, a Member and each Affiliate shall be deemed one Member) having the largest number of Membership Units (for this purpose, calculated on the assumption that all Capital Commitments have been funded) (the "Largest Member") shall designate the
                                    --------------
remaining two members of the Executive Committee; provided, however, that if the
                                                  --------  -------
Member having the second largest number of Membership Units (the "Second Largest
                                                                  --------------
Member") has Membership Units in excess of 50 percent of the number of
------
Membership Units of the Largest Member, such two Members shall each designate one member of the Executive Committee. If a Commisso Member or an Affiliate thereof is then serving as Manager, in no event shall a Commisso Member be the Largest Member or the Second Largest Member. In the event that, but for the immediately preceding sentence, the Commisso Member would be either the Largest Member or the Second Largest Member, the Member having the next largest number of Membership Units will be the Largest Member or the Second Largest Member, as the case may be. Except as provided above, each Member having the right to make a designation of a representative to the Executive Committee shall have complete discretion with respect to the designation of its representative and any change in such representation shall become effective upon receipt of written notice thereof by the Company.

          (c) The presence of four members of the Executive Committee shall constitute a quorum for the transaction of business or any specified item of business requiring a vote. If a quorum shall not be present at any meeting of the Executive Committee requiring a vote, the meeting may adjourn from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Executive Committee shall act at meetings thereof duly convened and held as provided in this Agreement. Each representative shall have one vote, and, subject to Section 5.7(b), the vote of a majority of the members of the Executive Committee shall be the act of the Executive Committee.

          (d) Any one or more members of the Executive Committee may participate in a meeting thereof by means of conference telephone or similar communications equipment allowing all Persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. Any Person appointed by a Member to serve as a representative on the Executive Committee may, by an instrument in writing, authorize another member of the Executive Committee to act as such representative's proxy at any meeting or meetings or by written consent and to vote on behalf of such representative. Any action required or permitted by this Agreement to be taken by the Executive Committee may be taken if all members of such Committee consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Executive Committee.

          (e) Regular informational meetings of the Executive Committee may be held upon at least 24 hours notice at such time and at such place, but no less often than quarterly, as shall from time to time be determined by the Manager. Additional informational meetings shall take place as and where needed.

          (f) Special meetings of the Executive Committee may be called by any member thereof on five days' notice to the other members either personally or by facsimile at such address as shall be specified in writing by each representative for purposes of notice, which notice shall specify the time, place and purpose of such meeting. Notwithstanding the foregoing, in case of exigency, special voting meetings may be called on such shorter notice, given as aforesaid or by telephone, as the Executive Committee members may agree upon.

          (g) Any action taken by an Executive Committee member shall be deemed to have been duly authorized by the Member appointing such member. The resignation or removal of a member of the Executive Committee shall not invalidate any act of such member taken before the giving of written notice of the removal or resignation of such member.

          (h) Each Member designating a member of the Executive Committee, each Executive Committee member, and their respective Affiliates may have other business interests and may engage in other activities in addition to those relating to the Company. Such Persons may make direct or indirect investments in Systems or entities offering telecommunications services, provided that if such investment is not a passive one and requires management by such Person (if such Person is other than a commercial or investment bank or other financial institution), such Person shall first offer to the Company the opportunity to make the investment. The Company shall have thirty days in which to determine whether to make such investment and if it so determines, the Company shall proceed diligently to prepare a contract of purchase and sale customary for transactions of the type contemplated and to consummate the transaction. In the event such transaction is consummated, the Person, if other than the Manager or an Affiliate of the Manager, making the offer shall be reimbursed for its expenses incurred and, in addition, shall be paid one-half of the fee described in Section 5.13(a) hereof, with the other one-half of said fee being paid as set forth in Section 5.13(a). Each Member designating a member of the Executive Committee and each Executive Committee member shall incur no liability to the Company or any Member as a result of engaging in such other business interests or activities. The provisions of the second, third and fourth sentences of this
Section 5.5(h) shall not apply to activities of Members subsequent to December 31, 2004.

          5.6 Matters Requiring Executive Committee Report. The following matters shall be reported upon or information delivered by the Manager at the quarterly informational meetings of the Executive Committee:

               (i) the general status of the business and the Systems;

               (ii) copies of all projections delivered to the lenders of the Company or its Subsidiaries in connection with proposed acquisitions or refinancings by the Company or its Subsidiaries;

               (iii) copies of all regular reports to management submitted by the independent auditors for the Company;

                  (iv) the financial status of the Company, including amounts of projected Capital Calls and the incurrence, renewal or refinancing of indebtedness for borrowed money by the Company;

                  (v) the status of any Subsidiary;

                  (vi) the status of any proposed acquisition;

                  (vii) the status of any litigation or any other legal or regulatory proceeding;

                  (viii) the engagement of counsel, independent accountants or other professional advisors; and

                  (ix) any matter expressly stated in this Agreement to be subject to approval of the Executive Committee.

          5.7 Actions Requiring Executive Committee Approval. (a) Each member of the Executive Committee shall have one vote. The following matters shall require approval of a majority of the members of the Executive Committee and such action shall not be taken by the Company on its own behalf or on behalf of any Subsidiary, as the case may be, without such approval:

                  (i) individual acquisitions of Subsidiaries or Systems requiring a Capital Call exceeding $10 million or having a purchase price exceeding $40 million;

                  (ii) any Capital Call exceeding $8 million not involving an acquisition;

                  (iii) financing transactions increasing the aggregate indebtedness of the Company and its Subsidiaries by $40 million or more;

                  (iv) dispositions of properties having a sale price exceeding $40 million;

                  (v) a single transaction or proposed set of similar transactions with Affiliates of the Manager or the Company exceeding $1 million other than as permitted in Section 5.13 of this Agreement.

                  (vi) offerings of Membership Units or other equity interests in the Company, and any amendments to this Agreement necessary or desirable to complete the offering;

               (vii) the determination of the equity value of the Company upon the occurrence of certain events as described in and pursuant to Section
     8.5 of this Agreement;

               (viii) except as set forth in Section 12.1(a) of this Agreement, proposed transfers by Members of Membership Units exceeding 5,000;

               (ix) the resolution of conflicts of interest between the Company and any Affiliate of the Company, including the Manager;

               (x) the merger or consolidation of the Company with or into any other business entity;

               (xi) (A) the voluntary commencement of any proceeding or the voluntary filing of any petition seeking relief under any bankruptcy, insolvency, receivership or similar law, (B) the consent to the institution of, or causing the Company to fail to contest in a timely and appropriate manner, any involuntary proceeding or any involuntary filing of any petition of the type described in subclause (A) above, (C) the application for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property or assets of the Company, (D) the filing of an answer admitting the material allegations of a petition filed against the Company in any such proceeding, (E) the consent to any order for relief issued with respect to any such proceeding, (F) the making of a general assignment for the benefit of creditors, (G) the admission in writing the inability of the Company or causing the Company to fail generally to pay its debts as they become due or (H) the taking of any action for the purpose of effecting any of the foregoing; or

               (xii) any other matter expressly stated in this Agreement to be subject to approval of the Executive Committee.

          (b) An Executive Committee member shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such representative or the Member designating such representative (or any Affiliate thereof) in such matter; provided, however, that (i) the interest (or conflict of interest) of such
--------  -------
representative, Member or Affiliate is disclosed to the other representatives prior to any vote; and (ii) the monetary or business consideration arising in connection with the proposed transaction would be comparable and substantially as advantageous to the Company as in a comparable transaction with a Person not an Affiliate. Such matter shall not be approved by the Executive Committee without the affirmative vote of at least 50% of the Executive Committee members not having any interest (or conflict of interest) in such matter.

          (c) Nothing contained in this Section 5.7 shall be construed as limiting the authority of the Manager, acting alone in his sole discretion, to take certain actions, and cause the company and/or the Members to take certain actions, in connection with an IPO of the Company as provided by Section 5.18.

           5.8 Expansion of Executive Committee.  In the event:

          (a) of the bankruptcy, death, dissolution, removal, legal incapacity or resignation of the Manager or the occurrence of any other event that terminates the membership of the Manager;

          (b) that the Manager for any reason is no longer the chief executive officer and controlling shareholder of Mediacom Management while any Management Agreement is in effect;

          (c) that the Company has not disposed of its assets and redeemed the Membership Units of the non-Commisso Members within two years of the date on which the Members have approved a disposition pursuant to Section 6.8 of this Agreement; or

          (d) that the System Cash Flow for any two consecutive fiscal quarters is less than 80 percent of the projected System Cash Flow for such periods in the projections most recently submitted by the Company to lenders of the Company or its Subsidiaries in connection with proposed acquisitions or refinancings by the Company or its Subsidiaries and reported to the Executive Committee under clause (ii) of Section 5.6 of this Agreement;

then, the number of representatives on the Executive Committee shall be increased to seven. The Commisso Members shall designate three members and the non-Commisso Members shall have the right to designate four members of the Executive Committee. The Largest Member shall designate the additional two members of the Executive Committee; provided, however, that if the Second
                                    --------  -------
Largest Member has Membership Units in excess of fifty percent (50%) of the number of Membership Units of the Largest Member, such two Members shall each designate one additional member of the Executive Committee. If any Member having the right to designate a member of the Executive

Committee fails to do so, such right shall apply to the Member that has, together with its Affiliates, the next largest number of Membership Units that has not designated a member of the Executive Committee. The quorum for a meeting of the expanded Executive Committee shall be four. The matters requiring approval of the Executive Committee pursuant to Section 5.7 hereof based upon dollar value shall be expanded to include all matters involving fifty (50%) percent or more of the dollar values set forth in Section 5.7. The size and approval rights of the Executive Committee shall continue as set forth in this
Section 5.8 for so long as the conditions described in clauses (a), (b) or (c) above continue. The size and approval rights of the Executive Committee resulting from a condition described in clause (d) above shall continue as set forth in this Section 5.8 until the System Cash Flow for two consecutive fiscal quarters exceeds 80 percent of the projected System Cash Flow provided by the Company to lenders of the Company or its Subsidiaries in connection with proposed acquisitions or refinancings by the Company and reported to the Executive Committee under clause (ii) of Section 5.6 of this Agreement.

          5.9 Liability for Certain Acts. The Manager shall perform his duties in good faith, in a manner he reasonably believes to be in the best interests of the Company and with such care as an ordinarily prudent person in a similar position would use under similar circumstances. A Manager who so performs such duties shall not have any liability by reason of being or having been a Manager. The Manager shall not be liable to the Company or any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of the gross negligence or willful misconduct of such Manager. Without limiting the generality of the preceding sentence, a Manager does not in any way guaranty the return of any Capital Contribution to a Member, or the distribution of the Preferred Return or any profit for the Members from the operations of the Company.

          5.10 No Exclusive Duty to Company. The Manager shall not be required to manage the Company as his sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Company; provided, that the Manager shall be actively involved
                         --------
in, and shall devote substantially all of his business time to, the management of the business and operations of the Company and its subsidiaries (it being understood that if the Manager is a Commisso Entity of which Rocco B. Commisso is the chief executive officer, the aforesaid undertaking as to devotion of substantially all of his business time shall continue to apply to Mr. Commisso). The Manager may make direct or indirect investments in Systems, or entities offering telecommunications services, provided that if such investment is not a passive one and requires management by a Commisso Member, the Manager shall first offer to the Company the opportunity to make the investment. The Manager shall incur no liability to the Company or any Member as a result of engaging in such other business interests or activities.

          5.11 Resignation. The Manager may resign at any time by giving written notice to the Company. The resignation of any Manager shall take effect upon the qualification of a successor Manager pursuant to Section 5.2. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

          5.12 Removal. The Manager may be removed or replaced in the event of his gross negligence or willful misconduct by the vote or written consent of the holders of at least two thirds of the Membership Units. In determining the vote of Membership Units outstanding for purposes of the first sentence of this
Section 5.12, Membership Units held by the Manager shall not be included. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of such Member.

          5.13 Compensation. The Manager or an Affiliate thereof (including Mediacom Management) performing services for the Company, any Subsidiary, or any other Person in which the Company directly or indirectly invests shall be compensated for such services as follows:

          (a) reimbursement for reasonable out-of-pocket expenses incurred in connection with (i) the operation of the business of the Company and its Subsidiaries, including without limitation, travelling to and visiting the Systems of the Company and its Subsidiaries, and (ii) investigating, analyzing, negotiating or otherwise acting for or on behalf of the Company or its subsidiaries in connection with any potential acquisition by the Company or its Subsidiaries of a System; provided, however, that no such reimbursement shall be
                          --------  -------
made for (x) compensation, including salaries, withholding taxes, unemployment insurance contributions, pension, health and other benefits of executive management personnel (all such compensation being herein collectively called

"Executive Compensation") or (y) overhead allocated in respect of the executive
-----------------------
management of the business or operations of the Company or any of its subsidiaries, including rent, utilities, telephone and telecopy charges, furniture, fixtures and the like; and

          (b) an ongoing annual management fee (in the aggregate for the Manager and all of his Affiliates) of two (2.0%) percent of the consolidated annual gross operating revenues of the Company and its Subsidiaries, such fee to be substantially on the terms set forth in the Management Agreement between each Subsidiary and Mediacom Management, subject to any restrictions or limitations of any loan agreements to which such Subsidiary is a party as a borrower, it being understood that neither the Company nor any of its Subsidiaries shall pay compensation to any executive management personnel (or pay any Person, other than Mediacom Management, in respect of executive management personnel or matters, for the Company or any of its Subsidiaries), it being the intention of the parties hereto that the compensation of all executive management personnel required in connection with the business or operations of the Company and its Subsidiaries shall be paid by Mediacom Management (and that the Executive Compensation for such employees shall be covered by the fees described in this
Section 5.13). Various portions of the fee described in this Section 5.13(c) may be paid by the Company and the Subsidiaries, but the aggregate of such fees paid by the Company and the Subsidiaries shall not exceed the amounts described hereinabove.

          For purposes hereof, "executive management personnel" shall not include any individual (such as a system or regional employee) who, other than for minimal duties, is employed principally in connection with the day-to-day management and operations of one or more Systems or one or more geographic regions of the Company or its Subsidiaries.

          Except as described in this Section 5.13, neither the Company nor any of its Subsidiaries shall pay, or reimburse any Person for paying, any fees or expenses (including out-of-pocket expenses or allocated overhead), in respect of the executive management of the business or operations of the Company or any of its Subsidiaries. As of the date hereof, no compensation is due or payable to the Manager or any Affiliate of the Manager with respect to any revenues or transaction(s) occurring during any period ending on or before the closing of the Triax Acquisition.

          5.14 Officers. The Manager may designate one or more individuals as officers of the Company and its Subsidiaries, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Manager. Any officer may be removed by the Manager at any time, with or without cause. Each officer shall hold office until his or her successor is elected and qualified. Any number of offices may be held by the same individual. The salaries and other compensation of the officers shall be fixed by the Manager. Officers of the Company shall hold the same office in each Subsidiary. Each Subsidiary may have additional officers as necessary or desirable for the purpose of local management of Systems.

          5.15 Certain Covenants of the Manager and the Members. Anything herein to the contrary notwithstanding: (i) other than in connection with an acquisition under the terms of which the seller shall retain an ownership interest in the acquired System or entity providing telecommunications services, at least 99% of the aggregate equity interests in Mediacom California, Mediacom Arizona, Mediacom Delaware and Mediacom Southeast shall at all times be owned directly by the Company; (ii) other than in connection with an acquisition under the terms of which the seller shall retain an ownership interest in the acquired System or entity providing telecommunications services, each Subsidiary other than Mediacom California, Mediacom Arizona, Mediacom Delaware and Mediacom Southeast shall be directly or indirectly wholly-owned by the Company; (iii) other than in connection with an acquisition under the terms of which the seller shall retain an ownership interest in the acquired System or entity providing telecommunications services, each System or Subsidiary acquired directly or indirectly by the Company after the date hereof shall be wholly-owned by the Company and/or one or more of its Subsidiaries; (iv) the terms of each Management Agreement currently in effect shall remain in full force and effect;
(v) each acquired System or new Subsidiary, as appropriate, shall enter into a Management Agreement in the form of, and providing for the compensation set forth in, Section 5.13 of this Agreement; (vi) the Manager shall cause the Commisso Members to hold directly or indirectly at least 3,300 Membership Units for so long as any Commisso Member is Manager; and (vii) the Company and its Subsidiaries shall not enter into any loan or other agreement with respect to indebtedness that would prohibit performance of its obligations under this Agreement or that would cause performance of its obligations under this Agreement to result in a default (or, except with respect to a refinancing, an obligation to prepay any indebtedness) under any other agreement providing for indebtedness of the Company.

           5.16 Manager's Right of First Offer.

          (a) In the event the Executive Committee or the Members determine to sell one or more Systems or entities providing telecommunications services, one or more Subsidiaries, or the

Company's assets, the Company shall grant to the Manager and his Affiliates the right of first offer with respect to such properties.

          (b) Within 30 days of a determination to sell, the Manager shall have the right to present to the Members an offer including the purchase price and the other substantive terms and conditions of the offer.

          (c) 30 days after delivery of the Manager's offer to the Members, the Company shall hold a meeting at which a vote of the majority of the Membership Units not held by the Commisso Members shall accept or reject the offer.

          (d) If the Manager's offer is accepted, the Company (acting through the Executive Committee) and the Manager (acting on behalf of the buyer) shall proceed diligently to prepare a contract of purchase and sale customary for transactions of the type contemplated and to consummate the transaction on the terms and conditions of the accepted offer.

          (e) If the Manager's offer is rejected, the members of the Executive Committee that do not have conflicts of interest (or a committee designated by such members of the Executive Committee) shall for a period of 120 days proceed diligently to solicit in a commercially reasonable manner offers from prospective buyers, which may include any Member or its Affiliates.

          (f) If within such 120-day period the Company receives a bona fide
                                                                   ---- ----
offer from a qualified buyer on terms at least as favorable as the Manager's offer and providing for a purchase price (net of brokerage commissions) of not less than 105% of the Manager's offer for the offered properties, the members of the Executive Committee who conducted the bidding process (or committee appointed by such members) shall proceed diligently on behalf of the Company to negotiate a contract of purchase and sale customary for transactions of the type contemplated and to consummate the transaction on the terms and conditions of the accepted offer. If no such offer is received or the Company is unable to negotiate a contract of purchase and sale on terms acceptable to the Company, the members of the Executive Committee that conducted the bidding process shall either (i) accept the Manager's offer and proceed as set forth in Section 5.16(d) above, or (ii) reject the Manager's offer and the Company shall continue to operate the System or entity unless the sale was being conducted as a result of a vote of the Members under Section 6.8(b), in which event the Company and the Manager shall proceed as set forth in Section 5.16(d) above.

          (g) If for any reason a sale to a third party is not completed, the sale of such properties shall again be subject to the terms of this Section 5.16.

          5.17 Actions of the Manager. The parties hereto and the Executive Committee have ratified and approved the Asset Purchase Agreement dated June 24, 1998 among Mediacom Southeast LLC, Mediacom, Bootheel Video, Inc. and CSC Holdings; the Asset Purchase Agreement dated April 29, 1999 between Mediacom and Triax Midwest Associates, L.P.; the Stock Purchase Agreement dated May 25, 1999 among Mediacom, Charles D. Zylstra, Kara M. Zylstra and Trusts created under the Will dated June 3, 1982 of Roger E. Zylstra, deceased, for the benefit of Charles D. Zylstra and Kara M. Zylstra; the issuance and sale of $125,000,000 aggregate principal amount of 7-7/8% senior notes due February 15, 2011 in a private offering pursuant to Rule 144A under the Securities Act on February 26, 1998, the subsequent exchange of such notes for senior notes registered under the Securities Act pursuant to an exchange offer expiring October 12, 1999, the making of such exchange offer and the filing of the related registration statement; the entering into of a $550,000,000 Credit Agreement dated as of September 30, 1999 by Mediacom Southeast LLC, Mediacom California LLC, Mediacom Delaware LLC and Mediacom Arizona LLC with the lending institutions named therein and The Chase Manhattan Bank, as Administrative Agent; the Certificate of Formation and Operating Agreement of Mediacom Illinios LLC; the Certificate of Formation and Operating Agreement of Mediacom Indiana LLC; the Certificate of Formation and Operating Agreement of Mediacom Iowa LLC; the Certificate of Formation and Operating Agreement of Mediacom Minnesota LLC; the Certificate of Formation and Operating Agreement of Mediacom Wisconsin LLC; the Management Agreements between Mediacom and each of Mediacom Iowa LLC, Mediacom Indiana LLC, Mediacom Minnesota LLC, Mediacom Wisconsin LLC and Zylstra Communications Corp.; and Mediacom's acceptance in August 1999 of a commitment letter and summary of terms from The Chase Manhattan Bank contemplating a new $550,000,000 credit agreement among Mediacom Illinois LLC, Mediacom Indiana LLC, Mediacom Iowa LLC, Mediacom Minnesota LLC, Mediacom Wisconsin LLC and Zylstra Communications Corp., the lending institutions to be named therein and The Chase Manhattan Bank, as Administrative Agent, and the entry into of the credit agreement contemplated by such commitment letter and summary of terms.

           5.18 Organizational and Other Changes in Connection with Initial Public Offering.

          (a) In connection with a determination by the Manager to cause the Company to effect an initial public offering of its equity securities (an "IPO"), the Manager may (i) form a corporation or other entity under the laws of any state that the Manager deems appropriate ("IPO Entity") and (ii) (A) cause the Company to transfer to such IPO Entity assets of the Company, and have such IPO Entity assume liabilities of the Company (whether effected through a merger or otherwise) or (B) cause the Members to transfer their Membership Units to such IPO Entity; it being understood that in the event of an IPO, no Member shall have any further rights under this Agreement, except as expressly provided herein, except that all Members shall continue to have registration rights under the existing Registration Rights Agreement, including one demand per year for at least $50 million and unlimited piggyback registration rights as provided therein. Notwithstanding the foregoing, the Manager may not, without the
          -----------------------------
approval of the Executive Committee and Members, including the Commisso Members, owning at the time at least two-thirds of the Membership Interests, proceed with an IPO unless the IPO Valuation is at least $700 million and the net proceeds from the IPO Public Common Shares total not less than $150 million nor greater than $450 million. Subject to the foregoing, each Member of the Company shall take such steps to effect the IPO as may be requested by the Manager, including, without limitation, consenting to and/or voting in favor of any necessary or desirable recapitalization, reorganization or exchange and transferring such Member's interests in the Company to such IPO Entity in connection with any such recapitalization, reorganization or exchange involving equity interests of such IPO entity; provided, however, that no Member shall be required to take any
            --------  -------
action or omit to take any action to the extent such action or inaction would violate applicable law or create a materially negative tax impact on the Member (other than recognition of income or gain to the extent of a negative tax basis capital account).

     (b) In connection with the decision to effect an IPO, regardless of whether the Company is continued as a limited liability company, the Manager's right of first offer under Section 5.16 and the compensation of the Manager under Section 5.13 (including, but not limited to, management fees under Section 5.13(b)) shall be terminated in connection with the closing of the IPO and thereafter the management and operation of the Company shall be conducted by the IPO Entity at its sole cost and expense, it being understood that the Manager shall not be entitled to any equity interest in the IPO Entity for, or on account of, the relinquishment of such rights under Section 5.13. In addition, the Manager shall retain valuation experts, which may be one or more members of the underwriting group (the "IPO Underwriters") or the lead IPO Underwriter engaged by the Company in connection with the IPO, to value the Company (the "IPO Valuation") and, with the assistance of such valuation experts, shall determine a uniform equity and economic structure for the IPO Entity, including, but not limited to, a structure which includes common equity interests in the IPO Entity and options to acquire such common equity interests and/or a structure in which it may be advisable for tax or business reasons for new or existing investors to acquire or retain their equity interest in the Company as a limited liability company; provided, however, that any such equity structure shall be consistent with the structure set forth in Section 8.8 below, which, as contemplated by Section 5.18 of the Third Amended and Restated Operating Agreement, affords to the Commisso Members (in their capacity as Members, but not in their capacity as Manager) the then present value of the allocation, distribution and valuation provisions and other economic benefits of this Agreement that apply only to the Commisso Members and their Affiliates. The Manager shall also determine, with the assistance of such valuation experts: a voting structure for shares of the IPO Entity, including multiple classes of voting shares that are weighted to allow the Manager to have and maintain voting control of the IPO Entity; a managerial and executive control structure for the IPO entity which, at such time, affords to the Executive Committee, as then in effect, and to the Manager and its Affiliates the same managerial and executive rights, powers and duties in effect under this Agreement at the time of the IPO; and appropriate by-laws and other organizational documents for the IPO Entity which shall supercede the terms of this Agreement regarding governance of the Company and other matters covered thereby from and after the time the IPO Entity becomes a public company.

                                   ARTICLE VI

                              MEETINGS OF MEMBERS
                              -------------------

          6.1 Meetings. Commencing in 1998, an annual meeting of the Members shall be held during the second quarter of each Fiscal Year of the Company and at such other times as shall be determined by the Manager for the purpose of the transaction of any business as may come before such meeting.

          6.2 Special Meetings. Special meetings of the Members, for any purpose or purposes, may be called by the Manager, the Executive Committee or by Members holding 25 percent or more of the Percentage Interests.

          6.3 Place of Meetings. Meetings of the Members may be held at any place, within or outside the State of New York, for any meeting of the Members designated in any notice of such meeting. If no such designation is made, the place of any such meeting shall be the principal office of the Company.

          6.4 Notice of Meetings. Written or oral notice stating the place, day and hour of the meeting indicating that it is being issued by or at the direction of the Person or Persons calling the meeting, stating the purpose or purposes for which the meeting is called shall be delivered no fewer than five nor more than sixty days before the date of the meeting.

          6.5 Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment of such meeting, or Members entitled to receive payment of any Distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring Distribution is adopted, as the case may be, shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting of Members has been made pursuant to this Section, the determination shall apply to any adjournment of the meeting.

          6.6 Quorum. Members holding not less than a majority of all Membership Units, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any meeting of Members, a majority of the Membership Units so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. However, if the adjournment is for more than sixty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Membership Units whose absence results in less than a quorum being present.

          6.7 Manner of Acting. If a quorum is present at any meeting, the vote or written consent of Members holding not less than a majority of Membership Units shall be the act of the Members unless the vote of a greater or lesser proportion or number is otherwise required by the New York Act, the Articles of Organization or this Agreement.

          6.8 Actions Requiring Approval of the Members. The following matters shall require approval of Members holding no less than two-thirds of the Membership Units entitled to vote and such action shall not be taken by the Company on its own behalf or on behalf of any Subsidiary, as the case may be, without such approval:

               (a) the disposition of substantially all of the assets of the Company on or prior to December 31, 2004 (for which the Manager's approval shall also be necessary except when the Members have not elected to continue the business of the Company following the bankruptcy, dissolution, death, legal incapacity, removal or resignation of the Manager);

               (b) the disposition of substantially all of the assets of the Company after December 31, 2004;

               (c) the amendment of this Agreement (other than as set forth in Section 16.2 of this Agreement);

               (d) a material change to the business purposes of the Company;

               (e) offerings of Membership Units or other equity interests in the Company pursuant to Section 5.18 of this Agreement, and any amendments to this Agreement necessary or desirable to complete the offering; and

               (f) the continuation of the business of the Company following the bankruptcy, dissolution, death, legal incapacity, removal or resignation of the Manager.

           6.9 Proxies.

               (a) A Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact.

               (b) Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, except as otherwise provided in this Section.

          (c) Except when other provision shall have been made by written agreement between the parties, the record holder of a Membership Unit which he, she or it holds as pledgee or otherwise as security or which belongs to another, shall issue to the pledgor or to such owner of such Membership Unit, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

          (d) A proxy which is entitled "irrevocable proxy" and which states that it is irrevocable, is irrevocable when it is held by (i) a pledgee, (ii) a Person who has purchased or agreed to purchase the Membership Units, (iii) a creditor or creditors of the Company which extend or continue credit to the Company in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the Person extending or continuing credit, (iv) a Person who has contracted to perform services as an officer of the Company, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for, or (v) a nominee of any of the Persons described in clauses (i)-(iv) of this sentence.

          (e) Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt of the Company is paid, or the period of employment provided for in the contract of employment has terminated and, in a case provided for in Section 6.9(d)(iii) or (iv) of this Agreement, becomes revocable three years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this Section. This paragraph does not affect the duration of a proxy under paragraph
(b) of this Section.

          (f) A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of a Membership Unit without knowledge of the existence of such proxy.

           6.10 Action by Members Without a Meeting.

          (a) Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a vote following ten days' prior written notice to all Members, if a consent or consents in writing, setting forth the action so taken shall be signed by the Members who hold the voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted and shall be delivered to the office of the Company, its principal place of business or a Manager, employee or agent of the Company having custody of the Records. Delivery made to the office of the Company shall be by hand or by certified or registered mail, return receipt requested.

          (b) Every written consent shall bear the date of signature of each Member who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 6.10 to the Company, written consents signed by a sufficient number of Members to take the action are delivered to the Company at its principal place of business or directly to a Manager, employee or agent of the Company having custody of the records of the Company. Delivery made to such principal place of business of the Company or to such Manager, employee or agent shall be by hand or by certified or registered mail, return receipt requested.

          (c) Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each Member who has not consented in writing but which would have been entitled to vote thereon had such action been taken at a meeting.

          6.11 Waiver of Notice. Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such Member.

          6.12 Voting Agreements. An agreement between two or more Members, if in writing and signed by the parties thereto, may provide that in exercising any voting rights, the Membership Units held by them shall be voted as therein provided, or as they may agree, or as determined in accordance with a procedure agreed upon by them.

                                   ARTICLE VII

                              CAPITAL CONTRIBUTIONS
                              ---------------------

          7.1 Capital Contributions. Each Member has contributed the amount set forth in Schedule A to this Agreement as the Capital Contribution to be made
             ----------
by such Member.

           7.2 Capital Contributions and Capital Calls; Allocations.

          (a) At any time and from time to time during a Commitment Period with respect to any Member while there is an Unfunded Capital Commitment with respect to such Member, the Manager may make capital calls with respect to all or any portion of not less than five (5%) percent of such Member's Unfunded Capital Commitment (each, a "Capital Call"). All Capital Calls shall be issued pro rata
                     ------------                                       --- ----
to all Members having Unfunded Capital Commitments in proportion to their respective Unfunded Capital Commitments except as noted in the following sentence. If legal or regulatory restrictions applicable to a Member result in or, in the Manager's judgment, can reasonably be expected to result in a Member's acquisition of additional Membership Units being or becoming illegal,
(i) the Manager may limit or otherwise condition or elect not to make a Capital Call to such Member and (ii) the Manager, on behalf of the Company, and the affected Member may elect to terminate such Member's Unfunded Capital Commitment. A Capital Call shall specify the date (which shall be no earlier than 10 business days following the Capital Call), place and amount of the required contribution (each such contribution, an "Additional Capital
                                                   ------------------
Contribution").  Each Member having Unfunded Capital Commitments agrees to
------------
comply with the terms of each Capital Call.

          (b) In the event a Member fails to make an Additional Capital Contribution as and when due (a "Nonfunding Member"), the Manager will send
                                 -----------------
notice of such default to such Nonfunding Member demanding the payment of the Additional Capital Contribution together with interest at the prime commercial lending rate of interest of The Chase Manhattan Bank plus five (5%) percent. If the Nonfunding Member fails to remit the Additional Capital Contribution and interest thereon within 15 days of the date of the notice and demand, the Manager may proceed at law for damages or at equity for specific performance of such defaulting Member's obligations. Each Member agrees that it shall be liable for consequential damages to the Company arising from the lack of timely payment of an Additional Capital Contribution. In addition, the Nonfunding Member will be deemed to have forfeited its rights to vote, to receive Distributions and to designate any representative to the Executive Committee. Further, the Company shall have the option to acquire the Membership Units of the Nonfunding Member for fifty (50%) percent of the equity value most recently determined under Section 8.5 of this Agreement, less the interest accrued on the Unfunded Capital Commitment, the costs of attempted collection, and the costs in connection with acquiring the Membership Units. Upon exercise of the option, the interest of the Member shall terminate.

           7.3 Capital Accounts. A Capital Account shall be maintained for each Member in accordance with Section 9.2.

          7.4 Transfers. Upon a permitted sale or other transfer of Membership Units in the Company, the Capital Account relating to such transferred Membership Units shall become the Capital Account of the Person to which or whom such Membership Units are sold or transferred in accordance with Section 9.2(e).

          7.5 Modifications. The manner in which Capital Accounts are to be maintained pursuant to this Agreement is intended to comply with the requirements of Section 704(b) of the Code. If in the opinion of the Manager, on the advice of the Company's accountants, the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Section 704(b) of the Code, then the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the
                                 --------  -------
manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members as expressed in this Agreement without the consent of each Member.

          7.6 Deficit Capital Account. Except as otherwise required in the New York Act or this Agreement, no Member shall have any liability to restore a deficit balance in a Capital Account, in excess of the amount of any indebtedness of the Company for which such Member is liable. Any Member liable for indebtedness of the Company shall be liable to restore the lesser of its deficit Capital Account or the amount of indebtedness of the Company for which such Member is liable. Such restoration shall be made at the time of dissolution of the Company.

          7.7 Withdrawal or Reduction of Capital Contributions. A Member shall not receive from the Company any portion of a Capital Contribution until all indebtedness, liabilities of the Company, except any indebtedness, liabilities and obligations to Members on account of their Capital Contributions, have been paid or there remains property of the Company, in the sole discretion of the Manager, sufficient to pay them. A Member, irrespective of the nature of the Capital Contribution of such Member, has only the right to demand and receive cash in return for such Capital Contribution.

          7.8 No Rights of Redemption or Return of Contribution. Except as provided in this Agreement, no Member has a right to have its Membership Units redeemed or its Capital Contributions returned prior to the dissolution of the Company.

                                  ARTICLE VIII

                       PROFITS, LOSSES AND DISTRIBUTIONS;
                ADJUSTMENTS FOR THE ISSUANCE OF MEMBERSHIP UNITS
                ------------------------------------------------


     8.1  Allocation of Profits and Losses.

     (a) Profits for each Accounting Period shall be allocated among the Members as follows:

     (1) First, to the Members with deficit Capital Account balances at the end of such Accounting Period (but prior to any allocation of Profits pursuant to this Section 8.1(a)), in proportion to such deficits, until such deficits are reduced to zero;

     (2) Second, the amount by which the Members' aggregate Unreturned Preferred Capital exceeds the aggregate of their Capital Account balances at the end of such Accounting Period (after the allocation of Profits provided for in Section 8.1(a)(1), but prior to any other allocations of Profits pursuant to this
Section 8.1(a)), shall be apportioned among the Members so as to first make Members' Capital Accounts correspond to their Percentage Interests and thereafter in proportion with their Percentage Interests;

     (3) Third, the amount by which (i) the sum of the Members' aggregate Unreturned Preferred Capital and their aggregate Preferred Return exceeds (ii) the aggregate of their Capital Account balances at the end of such Accounting Period (after the allocation of Profits provided for in Sections 8.1(a)(1) and 8.1(a)(2), but prior to any other allocations of Profits pursuant to this
Section 8.1(a)), shall be apportioned among the Members so as to first make Members' Capital Accounts correspond to their Percentage Interests and thereafter in proportion with their Percentage Interests;

     (4) Fourth, to the Commisso Members in proportion to their Percentage Interests until amounts credited to the Capital Accounts of the Commisso Members pursuant to this clause (4) for the current and all previous Accounting Periods equals 25% of the amount credited to Capital Account balances of the Members, including the Commisso Members, for the current and all previous Accounting Periods pursuant to clause (3) above, provided, however, that following the
                                      --------  -------
Carried Interest Conversion Valuation described in Section 8.7(b)(2) below, the amounts credited to the capital accounts of the Commisso Members under this clause (3) shall be reduced to 11.111% of the amount credited to Capital Account balances of the Members, including the Commisso Members, for all Accounting Periods following such Valuation; and

     (5) The balance, 80% to the Members (including the Commisso Members) in proportion to their Percentage Interests and 20% to the Commisso Members in proportion to their respective Membership Units, provided, however, that
                                                 --------  -------
following the Carried Interest Conversion Valuation described in Section 8.7(b)(2) below, the balance shall be allocated 90% to the Members (including the Commisso Members) in proportion to their Percentage Interests and 10% to the Commisso Members in proportion to their respective Membership Units.

     (b) Losses for each Accounting Period (other than as set forth in Section 8.1(c) below) shall be allocated among the Members as follows:

     (1) First, ninety-nine (99%) percent to the Commisso Members with positive Capital Account balances at the end of such Accounting Period (but prior to any allocation of Losses pursuant to this Section 8.1(b)(1)), in the aggregate amount (from the inception of the Company) of $3,245,000, and one (1%) percent to the remaining Members with positive Capital Account balances at the end of such Accounting Period (but prior to any allocation of Losses pursuant to this Section 8.1(b)(1)) in proportion to such positive Capital Account balances;

     (2) Second, to any Members that have guaranteed a liability for indebtedness of the Company or any of its Subsidiaries, in the aggregate amount (from the inception of the Company) of the indebtedness so guaranteed, in proportion to the respective sums of each such Member's Capital Account balances at the end of such Accounting Period (after the allocation of Losses provided for in Section 8.1(b)(1) but prior to any other allocation of Losses pursuant to this Section 8.1(b));

     (3) Third, to any Members with positive Capital Account balances at the end of such Accounting Period (after the allocation of Losses provided for in Section 8.1(b)(1) and 8.1(b)(2) but prior to any other allocation of Losses pursuant to this Section 8.1(b)), in proportion to such positive balances, until such positive balances are reduced to zero; and

     (4) The balance, in proportion with the Members' Percentage Interests.

     (c) With respect to the calendar year ending December 31, 1998, after the allocations set forth in clauses (1) and (2) above, and prior to the allocations set forth in clauses (3) and (4) above, up to $2,500,000 of Losses shall be allocated to the Largest Member. With respect to the calendar year ending December 31, 1998, all other allocations of Losses set forth in Section 8.1(b) shall apply.

     8.2  Distributions.  All Distributions other than Distributions pursuant to
Section 8.4 hereof shall be made in the following order of priority:

     (a) First, Distributions shall be made to the Members including the Commisso Members in proportion to their respective Membership Units until each has received amounts in the aggregate equal to the Preferred Capital;

          (b) Second, Distributions shall be made to the Members including the Commisso Members in proportion to their Unreturned Preferred Returns until each has received amounts in the aggregate equal to their Unreturned Preferred Return as of the date of such Distribution (applied first to any Preferred Return accrued in respect of the year in which such Distribution occurs and second to any other Preferred Return);

          (c) Third, Distributions shall be made to the Commisso Members in proportion to their respective Membership Units until the Commisso Members have received amounts in the aggregate equal to 25% of all Distributions made to the Members, including the Commisso Members, pursuant to Section 8.2(b), provided,
                                                                     --------
however, that following the Carried Interest Conversion Valuation described in
-------
Section 8.7(b)(2) below, Distributions to  Commisso Members under this clause
(c) shall be reduced to 11.111% of all Distributions made to the Members, including the Commisso Members, pursuant to Section 8.2(b); and

          (d) Fourth, Distributions shall be made 80% to the Members, including the Commisso Members, in proportion to their

Percentage Interests and 20% to the Commisso Members in proportion to their respective Membership Units, provided, however, that following the Carried
                             --------  -------
Interest Conversion Valuation described in Section 8.7(b)(2) below, Distributions under this clause (d) shall be allocated 90% to the Members (including the Commisso Members) in proportion to their Percentage Interests and 10% to the Commisso Members in proportion to their respective Membership Units.

Subject to the terms of the Credit Agreement and any other loan or other agreement with respect to indebtedness to which the Company is obligated (as a borrower, guarantor or otherwise), the Manager shall use reasonable commercial efforts to make Distributions pursuant to this Section 8.2 in accordance with the priority set forth in paragraphs (a) through (d) during the first three months of each Accounting Period in an aggregate amount equal to at least 35% of the aggregate Profit allocated to the Members for the immediately preceding Accounting Period.

     8.3  No Right to Distributions Except Upon Dissolution of the Company.

     The occurrence of a Termination Event with respect to the Company does not entitle any Member to any Distributions unless such event results in the dissolution of the Company, in which case such Member shall be entitled to receive the Distributions set forth in Section 8.4.

          8.4 Distributions Upon Dissolution of the Company. Upon dissolution of the Company:

          (a) The Company shall first satisfy (or provide for the satisfaction of) all the Company's debts and other obligations (including debts to Members, former Members and their Affiliates).

     (b) The Executive Committee shall determine a Company Valuation for the Company's remaining assets pursuant to Section 8.6 of this Agreement (the "Dissolution Valuation") and the Company shall distribute such assets to the Members and any former Members whose interests have not been previously redeemed as follows:

          (1) First, to the Members in proportion to the amounts by which their Preferred Capital exceeds previous Distributions until each has received amounts in the aggregate equal to their Preferred Capital;

          (2) Second, to the Members in proportion to their Percentage Interests until each has received amounts in the aggregate equal to the Unreturned Preferred Return as of the date of such Distribution (applied first to any Preferred Return accrued in respect of the year in which such Distribution occurs and second to any previously accrued Preferred Return);

          (3) Third, to the Commisso Members in proportion to their respective Membership Units, the amount by which 25% of all Distributions made to Members, including the Commisso Members, with respect to the Preferred Return pursuant to
Section 8.2(b) and clause (2) of this Section 8.4(b) exceeds the amount of all Distributions made to the Commisso Members pursuant to Section 8.2(c), provided,
                                                                       --------
however, that following the Carried Interest Conversion Valuation described in
-------
Section 8.7(b)(2) below, Distributions to  Commisso Members under this clause
(3) shall be reduced to 11.111% of all Distributions made to Members, including the Commisso Members, pursuant to Section 8.2(b)and clause (2) of this Section 8.4(b) exceeds the amount of all Distributions made to the Commisso Members pursuant to Section 8.2(c);

          (4) Fourth, 80% to the Members, including the Commisso Members, in proportion to their Percentage Interests and 20% to the Commisso Members in proportion to their respective Membership Units, provided, however, that
                                                 --------  -------
following the Carried Interest Conversion Valuation described in Section 8.7(b)(2) below, distributions under this clause (4) shall be allocated 90% to the Members (including the Commisso Members) in proportion to their Percentage Interests and 10% to the Commisso Members in proportion to their respective Membership Units..

     (c) Notwithstanding the foregoing provisions of Section 8.4(b), upon the dissolution of the Company, all Distributions shall be made to the Members in proportion to the positive balances of such Members' Capital Account (after such Capital Accounts have been adjusted to take into account all events related to such dissolution) and (after all Members have a zero balance in their Capital Accounts) all Distributions shall be made as provided in Section 8.4(b).

     8.5  1998 Valuation of the Company.

     (a) The Executive Committee previously determined a Company Valuation giving effect to the closing of the U.S. Cable Acquisition and the Capital Contributions to finance such Acquisition (the "1998 Company Valuation"). As set forth in Section 5.17 of the Third Amended and Restated Operating Agreement, the Members have ratified and approved the 1998 Company Valuation and the issuance of additional Membership Units and related Percentage Interests as a result of such Company Valuation, as set forth on Schedule B-1 hereto.
                                                  ------------

     (b) Schedule B-1 also reflects and takes into account the issuance of the following Membership Units on the basis of the 1998 Company Valuation expressed as the aggregate value of the outstanding Membership Units after giving effect to the closing of the U.S. Cable Acquisition, as set forth on Schedule B-1
                                                              ------------
hereto: (i) Membership Units, if any, issued in respect of Capital Contributions made prior to June 30, 1998 to the extent of the first one-third (1/3) of the Unfunded Capital Commitments as of January 23, 1998; and (ii) Membership Units, if any, issued in respect of Capital Contributions made to fund the purchase of any Excess Chase Units.

     8.6  1999 Valuation of the Company.   Pursuant to Section 8.5(d) of the
Third Amended and Restated Operating Agreement the Executive Committee has determined a new Company Valuation in the amount of $450 million giving effect to the closing of the Zylstra Acquisition, the Triax Acquisition and the Capital Contributions to finance such Acquisitions (the "1999 Company Valuation").
Based on the 1999 Company Valuation, the Executive Committee has approved the issuance of additional Membership Units and related Percentage Interests, as set forth on Schedule B-2 hereto.
         ------------

     8.7  Further Valuations of the Company.

     (a) Upon the receipt by the Company after the later of (i) the effective date of this Agreement and (ii) the date of the most recent Company Valuation under this Section 8.7, of funds in respect of Capital Contributions in an aggregate cumulative amount of at least $5,000,000, the Executive Committee shall determine the aggregate equity value of the Company as of such date (the "Valuation Effective Date"); provided, however, that the value so determined
                             --------  -------
shall not be greater than 10.5 times the annualized System Cash Flow for the three month period most recently ended prior to the Valuation Effective Date (giving pro forma effect to the acquisition of any System during such period as if such acquisition had occurred on the first day of such period), less the aggregate consolidated indebtedness for borrowed money of the Company and the Subsidiaries as of the Valuation Effective Date; provided, further, that such
                                                 --------  -------
determinations shall not be made more frequently than once during each Fiscal Year; and provided, further, that the Executive Committee, acting by unanimous
          --------  -------
vote of its members, may determine a Company Valuation as it deems appropriate and at any such other times and as frequently as it may otherwise deem appropriate.

     (b) In connection with each Company Valuation effective after the closing of the Zylstra Acquisition and the Triax Acquisition (including a Company Valuation in connection with a Dissolution as provided by Section 8.4(b) or in connection with an IPO as provided in Section 8.8(c)), the Company, except as set forth in 8.9 below, shall issue to its Members, effective as of the Valuation Effective Date, additional Membership Units based upon such Company Valuation, to the extent such Company Valuation exceeds prior Company Valuations, as follows:

          (1) In the event the Company Valuation does not exceed 125% of the 1999 Company Valuation (a "Pre-Carried Interest Conversion Valuation"), additional Membership units shall be issued as follows:

          (A) First, additional Membership Units shall be issued to the Members in proportion to their respective Percentage Interests until each has received additional Membership Units representing a value equal to the Unreturned Preferred Return;

          (B) Second, additional Membership Units shall be issued to the Commisso Members in proportion to their respective Membership Units until the Commisso Members have been issued additional Membership Units in the aggregate equal to 25% of all of the Membership Units issued to existing Members, including the Commisso Members, pursuant to clause (2) above; and

          (C ) Third, additional Membership Units shall be issued 80% to all Members, including the Commisso Members, in proportion to their respective Percentage Interests, and 20% to the Commisso Members in proportion to their respective Membership Units.

          (2) In the event a Company Valuation (referred to herein as the "Carried Interest Conversion Valuation") equals or exceeds 125% of the 1999 Company Valuation preceding such Company Valuation, additional Membership Units shall be issued as follows:

          (A) First, the Company shall issue to the Commisso Members in respect of a reduction (the "Commisso Carried Interest Conversion Reduction") of their carried interest from 20% (the "Commisso Carried Interest Total") to 10% in connection with any and all Post-Carried Interest

     Conversion Valuations as set forth in Section 8.7(b)(3) below, additional Membership Units equal to sixteen and one-half (16.5%) percent of the amount of the Carried Interest Conversion Valuation; and

          (B) Next, additional Membership Units shall be issued to all Members with respect to the remaining balance of the Carried Interest Conversion Valuation, as follows:

               (i) First, additional Membership Units shall be issued to the Members in proportion to their respective Percentage Interests until each has received additional Membership Units representing a value equal to the Unreturned Preferred Return;

               (ii) Second, additional Membership Units shall be issued to the Commisso Members in proportion to their respective Membership Units until the Commisso Members have been issued additional Membership Units in the aggregate equal to 25% of all of the Membership Units issued to existing Members, including the Commisso Members, pursuant to clause (2) above;

               (iii) Third, additional Membership Units shall be issued 80% to all Members, including the Commisso Members, in proportion to their respective Percentage Interests, and 20% to the Commisso Members in proportion to their respective Membership Units.

          (3) In connection with each Company Valuation (a "Post-Carried Interest Conversion Valuation") after the Carried Interest Conversion Valuation set forth above in Section 8.7(b)(2), additional Membership Units shall be issued as follows:

          (A) First, additional Membership Units shall be issued to the Members in proportion to their respective Percentage Interests until each has received additional Membership Units representing a value equal to the Unreturned Preferred Return;

          (B) Second, additional Membership Units shall be issued to the Commisso Members in proportion to their respective Membership Units until the Commisso Members have been issued additional Membership Units in the aggregate equal to 11.111% of all of the Membership Units issued to existing

     Members,including the Commisso Members, pursuant to clause (2) above; and

          (C) Third, additional Membership Units shall be issued 90% to all Members, including the Commisso Members, in proportion to their respective Percentage Interests, and 10% (the "Commisso Carried Interest Remainder") to the Commisso Members in proportion to their respective Membership Units.

     8.8  Conversion or Exchange of Membership Units in Connection with IPO.

     (a) In connection with any IPO of the Company effective after the date of this Agreement, the Membership Units of the Members and the Members' respective interests in the Company shall be converted into and/or exchanged for common equity shares of the IPO Entity (the "IPO Member Common Shares") and/or options to acquire common equity shares of the IPO Entity (the "IPO Member Options") exercisable at a per share price equal to the offering price of the common equity shares of the IPO Entity offered to the public (the "IPO Public Common Shares") on the initial offering date of such shares.

          (b) The amount of IPO Member Common Shares shall be based on the IPO Valuation in accordance with Section 8.8(c). The IPO Member Options shall cover an amount of common equity shares of the IPO Entity equal to seven and two-tenths (7.2%) percent of the IPO Option Share Quotient Amount as defined below. The IPO Option Share Quotient Amount shall be an amount of shares determined by:
(A) adding the sum of (1) the total number of IPO Member Common Shares issued to all Members, including the Commisso Members, pursuant to this Section 8.8 plus
(ii) the total number of all IPO Public Common Shares issued in connection with the IPO; and (B) multiplying such sum by a fraction equal to ten-ninths (10/9)

          (c) The IPO Member Common Shares and the IPO Member Options shall be allocated to the Members as follows:

          (1) First, IPO Member Common Shares having a value equal to the IPO Valuation shall be issued by the Company to all Members, including the Commisso Members, in proportion to their respective Percentage Interests; provided,
                                                                 --------
however, that such Percentage Interests shall not be determined until after the
-------
amount of the IPO Valuation is treated as a Company Valuation amount under
Section 8.7(a) and additional Membership Units are issued to

Members with respect thereto in accordance with Section 8.7(b)(1), Section 8.7(b)(2) or Section 8.7(b)(3), as applicable; and

          (2) Second, the Company shall issue to the Commisso Members in respect of the Commisso Carried Interest Total or the Commisso Carried Interest Remainder, as the case may be, in proportion to their respective Percentage Interests,100% of the IPO Member Options; it being understood, however, that the Manager, with the assistance of the IPO Underwriters, may determine, in his discretion, to allocate and issue a portion of such IPO Member Options to executives and other employees of the Company; and

          (d) The provisions of Section 8.8 are illustrated by the following example:

          Assume that in connection with an IPO of the Company the IPO Valuation is $800,000,000 and that the Company intends to issue 10,000,000 IPO Public Common Shares at an offering price of $20 per share, totaling $200,000,000. Assume further that the most recent Company Valuation prior to the IPO was the 1999 Company Valuation at $450 million. In such a case, Sections 8.8(a), 8.8(b) and 8.8(c) would result in the Company issuing to Members 40,000,000 Member IPO Common Shares, totaling $800,000,000 as set forth in Schedule D, plus Member IPO Options covering 4,000,000 shares of common equity of the IPO Entity (i.e., 50,000,000 total shares X 10/9 X 7.2%), in each case determined as follows:

          (1) Since the IPO Valuation is treated as a Company Valuation pursuant to Section 8.8(c)(i) and the IPO Valuation exceeds 125% of the 1999 Company Valuation, and since there has not yet been a Carried Interest Conversion Valuation and issuance of additional Membership Units under Section 8.7(b)(2), then,

          (A) First, the Company shall issue to the Commisso Members 6,600,000 IPO Member Common Shares, totaling $132,000,000 (or 16.5% of the amount of the $800 million IPO Valuation) in respect of the additional Membership Units issued to the Commisso Members under Section 8.7(b)(2)(A), with respect to the Commisso Carried Interest Conversion Reduction, in proportion to their respective Percentage Interests as of the date of the IPO Valuation (after giving effect to the issuance of additional Membership Units pursuant to Sections 8.7(b)(2)(B)(i), 8.7(b)(2)(B)(ii), and 8.7(b)(2)(B)(iii)); it being understood, however, that if prior to the IPO Valuation there had been a Carried Interest

     Conversion Valuation and issuance of additional Membership Units to Commisso Members under Section 8.7(b)(2)(A), no additional Membership Units (or IPO Member Common Shares allocable thereto) would be issued in connection with an IPO Valuation to the Commisso Members with respect to the Commisso Carried Interest Conversion Reduction;

          (B) Next, the Company shall issue to all Members, including the Commisso Members, 33,400,000 IPO Member Common Shares, totaling $668,000,000 (or 83.5% of the amount of the IPO Valuation) in proportion to their respective Percentage Interests as of the IPO Valuation (after giving effect to the issuance of additional Membership Units pursuant to Sections 8.7(b)(2)(B)(i), 8.7(b)(2)(B)(ii), and 8.7(b)(2)(B)(iii)); it being understood, however, that if prior to the IPO Valuation there had been a Carried Interest Conversion Valuation and issuance of additional Membership Units to Commisso Members under Section 8.7(b)(2)(A), the amount of IPO Member Common Shares allocable to Members hereunder, including Commisso Members, would have been 40,000,000, in proportion to their respective Percentage Interests as of the IPO Valuation after giving effect to the issuance of additional Membership Units pursuant to Sections 8.7(b)(3)(A), 8.7(b)(3)(B) and 8.7(b)(3)(C );and

          (2) the Company shall issue to the Commisso Members in respect of the Commisso Carried Interest Remainder, in proportion to their respective Percentage Interests as of the date of the IPO Valuation (after giving effect to the issuance of additional Membership Units pursuant to Sections 8.7(b)(2)(i), 8.7(b)(2)(ii), 8.7(b)(2)(iii)), IPO Member Options exercisable at $20 per share with respect to 4,000,000 shares of additional common equity of the IPO Entity.

               8.9. Operative Rules Regarding Additional Membership Units Issued in Connection with Company Valuations.

          (a) Except as otherwise expressly provided in this Agreement, following the issuance of additional Membership Units under 8.7(b) above:

          (1) All calculations of Preferred Capital, Preferred Return, and Percentage Interests shall be based upon the Membership Units outstanding on the date of such issuance;

               (2) All calculations of the amount of the Preferred Return shall be calculated from the date of such issuance; and

          (3) Each Member's Capital Accounts shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g) so that the balance of each Member's Capital Account shall equal the product of the number of Membership Units held by such Member times $1,000.

     (b) In the event that following a Company Valuation which results in the issuance of additional Membership Units to the Commisso Members pursuant to clauses (B) or (C) of Section 8.7(b)(1), clauses (ii) or (iii) of Section 8.7(b)(2)(B) or clauses (B) or (C) of Section 8.7(b)(3) (the "Specified Value"),
                                                              ---------------
the aggregate equity value of the Company is later determined pursuant to
Section 5.18 or Section 8.7 (other than as a consequence of a Distribution to Members) at an amount below the Specified Value, then, in such event(s), any issuances of additional Membership Units to the Commisso Members under clauses
(B) or (C) of Section 8.7(b)(1), clauses (ii) or (iii) of Section 8.7(b)(2)(B) or clauses (B) or (C) of Section 8.7(b)(3) in connection with such valuation or any later valuation shall be made only after the existing Members shall have received the full number of Membership Units issuable under clauses (A) of
Section 8.7(b)(1), clauses (i) of Section 8.7(b)(2)(B) or clauses (A) or of
Section 8.7(b)(3). Thereafter, issuances of additional Membership Units shall be effected as set forth above in Section 8.7(b)(1),Section 8.7(b)(2) or Section 8.7(b)(3), as applicable.

                                   ARTICLE IX

                                  TAX MATTERS
                                  -----------

           9.1 Tax Characterization and Returns.

          (a) The Members acknowledge that the Company will be treated as a "partnership" for Federal and state tax purposes. All provisions of this Agreement and the Articles of Organization are to be construed so as to preserve that tax status.

          (b) Within 135 days after the end of each Fiscal Year, the Manager will cause to be delivered to each Person who was a Member at any time during such Fiscal Year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of each Member's Federal or state income tax (or information) returns, including a statement showing each Member's share of income, gain or loss, and credits for the Fiscal Year.

          9.2. Capital Accounts.

               (a) The Capital Account of each Member shall be increased by
                                                               ---------

          (i) the amount of all Capital Contributions made by such Member (which amount, in the case of contributed property other than cash, shall be the Net Agreed Value thereof) and

          (ii) all Profit and each item of income and gain which is allocated to the Member pursuant to Section 8.1, 9.3(b), and 9.3(c) hereof (computed in each instance with the adjustments detailed in Section 9.2(b) below)

and decreased by
    ---------

          (x) all Loss and each item of loss and deduction which is allocated to the Member pursuant to Section 8.1, 9.3(b), and 9.3(c) (computed in each instance with the adjustments detailed in Section 9.2(b) below) and

          (y) all cash and the Net Agreed Value of any property distributed by the Company to such Member pursuant to this Agreement.

          (b) Solely for the purposes of maintaining the Members' Capital Accounts, the Profit or Loss of the Company and each item of income, gain, loss, or deduction which is specially allocated pursuant to Section 9.3(b) and 9.3(c) shall be adjusted as follows:

                    (1) Any income of the Company that is exempt from Federal income tax shall be added to such Profit or Loss;

          (2) all deductions for depreciation, cost recovery, amortization, or similar items attributable to any property (other than cash) contributed by a Member to the Company shall be determined as if the Adjusted Basis of such property on the date of contribution was equal to the Carrying Value of such property on such date, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

          (3) Any income, gain or loss attributable to the taxable disposition of any asset shall be determined by the Company as if the Adjusted Basis of such asset as of the date of disposition were equal to the Carrying Value of such asset as of such date;

          (4) All fees and other expenses incurred by the Company to promote the sale of (or to sell) an interest that can neither be deducted nor amortized under Section 709 of the Code shall be treated as an item of deduction.

          (c) The computation of all items of income, gain, loss, and deduction shall be made without regard to any adjustment in the basis of Company asset as a result of an election under Section 754 of the Code which may be made by the Company (except to the extent required by Treasury Regulation Section 1.704-1(b)(2)(iv)(m)) and, as to those items described in Section 705(a)(2)(B) of the Code, without regard to the fact that such items are neither currently deductible nor capitalizable for Federal income tax purposes; and

          (d) In the event that any Distribution is made to a Member other than in cash (including liquidating Distributions), the Capital Accounts of the Members, immediately prior to such Distribution, shall be appropriately adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to the distributed property (determined on the basis of the fair market value of the property at the time of Distribution).

          (e) A transferee will succeed to the Capital Account (or such portion thereof) relating to the interest transferred, and there shall be no adjustment to the Capital Accounts as a result of such transfer except as otherwise required under Treasury Regulation Section 1.704-1. If, however, the transfer causes a termination of the Company under Section 708(b)(1)(B) of the Code, the Company shall be deemed to have continued as prescribed by Treasury Regulation Sections 1.704-1 and 1.708(b)(1)(iv), and the Capital Accounts of the Members shall at such time be determined, and shall thereafter be maintained, in accordance with the rules set forth in this Agreement.

           9.3 Special Tax Rules.

          (a) Special Rules Relating to Contributed Property.  Solely for tax
              ----------------------------------------------
purposes (and not for Capital Account purposes), in the case of any property (other than cash) included in a Capital Contribution, or that is held by the Company on the date any adjustment of Percentage Interest is made pursuant to Section 8.5, items of income, gain, loss, deduction, and credit attributable to such contributed property shall be allocated as follows:

          (1) first, among the Members in a manner that takes into account the
              -----
variation between the fair market value of such property and its Adjusted Basis at the time of contribution or adjustment of Percentage Interests (in accordance with Section 704(c) of the Code and applicable Treasury Regulations), and

                    (2) thereafter, in accordance with Section 8.1 and the other
                        ----------
provisions of this Article.

          (b) Guaranteed Payments.  Notwithstanding the foregoing, in the event
              -------------------
that any fees, interest, or other amounts paid or payable to any Member are deducted by the Company in reliance on Sections 707(a) or 707(c) of the Code, and such fees, interest, or other amounts are disallowed as deductions to the Company and are recharacterized as Company distributions, there shall be allocated to such Member, prior to the allocations provided in Section 8.1, an amount of Company gross income for the year in which such fees, interest, or other amounts are treated as Company distributions equal to such fees, interest, or other amounts so treated as distributions.

          (c) Special Overrides.  (1)  Solely for purposes of determining a
              -----------------
Member's Capital Account in applying the provisions of this clause (c), the anticipated adjustments, allocations, and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6) shall be taken into account, and each Member shall be deemed obligated to restore any deficit in its Capital Account to the extent of the sum of its share of the Minimum Gain, as determined pursuant to Treasury Regulation Section 1.704-2(g)(i), and its share of the Partner Nonrecourse Debt Minimum Gain, as determined pursuant to Treasury Regulation Section 1.704-2(i)(5).

          (2) Notwithstanding any other provision of this Agreement, no allocation of Loss, or other allocation of loss or deduction, shall be made to any Member if such allocation would result in such Member having a negative balance in its Capital Account at the close of any Fiscal Year in excess of the amount it would be required to restore on a liquidation of the Company at the close of such Fiscal Year (or a liquidation of such Member's interest in the Company).

          (3) Notwithstanding any other provision of this Agreement, in the event any Member unexpectedly receives an adjustment, allocation, or distribution described in clause (4), (5), or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) that results in such Member having a negative balance in its Capital Account at the close of any Fiscal Year in excess of the amount that it is required to restore on a liquidation of the Company at the close of such Fiscal Year (or of the Member's interest in the Company), or for any other reason has a deficit Capital Account balance in excess of such amount, such Member shall, prior to the allocations otherwise provided in this Section, be allocated Profit (and other income and gain) in an amount and manner sufficient to eliminate such excess as promptly as possible.

          (4) In accordance with and pursuant to Treasury Regulation 1.704-2(i)(1), all partner nonrecourse deductions (as defined in that Regulation) shall be allocated to the Member that bears the economic risk of loss on the debt giving rise to such deductions as determined under that Regulation. Further, in accordance with and pursuant to Treasury Regulation 1.704-2(f) and - 2(i)(4) (and subject to the exceptions set forth therein), if there is a net decrease in either the Company's Minimum Gain or Partner Nonrecourse Debt Minimum Gain or both during any Fiscal Year, all Members shall be allocated, before any other allocation is made of Profit (and other income and gain) or Loss (or other loss or deduction) for such Fiscal Year, items of income and gain for such Fiscal Year (and, if necessary, subsequent years) in an amount equal to the Member's share in the decrease in Minimum Gain or Partner Nonrecourse Debt Minimum Gain, as determined pursuant to Treasury Regulation Sections 1.704-2(g)(2) and 1.704-2(i)(4).

          (5) It is the intent of the parties to this Agreement that the chargeback provisions and the limitation on loss allocations provided in this Section satisfy the "allocation of nonrecourse liability" rules provided in Treasury Regulation 1.704-2 and the requirements of Treasury Regulation 1.704-1(b)(2)(ii)(d) (relating to the alternate test for economic effect and "qualified income offset"). It is further intended that the allocations under this Section shall effect an allocation for Federal income tax purposes in a manner consistent with Section 704(b) and (c) of the Code and comply with any limitations or restrictions therein. If for any reason the allocations contained in this Agreement shall conflict with the Treasury Regulations promulgated under Section 704 of the Code, the Members acknowledge that such Regulations shall control.

          (6) The allocations set forth in this Section (the "Regulatory
                                                              ----------
Allocations") are intended to comply with certain requirements of Treasury
-----------
Regulation Section 1.704-1(b). The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company Distributions. Accordingly, the Manager, as the "tax matters partner" (or any successor thereto) is hereby authorized, with the advice of the Company's accountants, to devise other allocations of income, gains and losses and other items among the Members as may be necessary so as to prevent the Regulatory Allocations from distorting the manner in which Company Distributions will be divided among the Members; provided, however, that any change in the manner of maintaining Capital
         --------  -------
Accounts shall not materially alter the economic agreement between or among the Members as expressed in this Agreement without the consent of each Member. In general, the Members anticipate that this will be accomplished by specially allocating items of income, gain, loss and deduction among the Members so that the net amount of the Regulatory Allocations and such special allocations to such Member is zero. However, the Tax Matters Partner shall have discretion to accomplish this result in any reasonable manner.

           9.4 Accounting Decisions.

          (a) Subject to the provisions of this Agreement, the Manager will make all decisions as to accounting matters. The Manager shall cause the Company at all times to retain an independent nationally-recognized accounting firm as its auditors.

          (b) Subject to the provisions of this Agreement, the Manager may cause the Company to make whatever elections the Company may make under the Code, including the election referred to in Section 754 of the Code to adjust the basis of Company assets.

               (c) The Company shall make the following elections on the appropriate tax returns:

                    (1) To adopt the calendar year as the Fiscal Year;

          (2) To adopt the accrual method of accounting for income tax purposes and keep the Company's books and records in accordance with GAAP;

          (3) If a Distribution as described in Section 734 of the Code occurs or if a transfer of a Membership Unit described in Section 743 of the Code occurs, upon the written request of any Member, to elect to adjust the basis of the property of the Company pursuant to Section 754 of the Code;

          (4) To elect to amortize the organizational expenses of the Company and the start up expenditures of the Company under Section 195 of the Code ratably over a period of sixty months as permitted by Section 709(b) of the Code; and

          (5) Any other election that the Manager may deem appropriate and in the best interests of the Members. Neither the Company nor any Member may make an election for the Company to be excluded from the application of Subchapter K of Chapter I of Subtitle A of the Code or any similar provisions of applicable state law, and no provisions of this Agreement shall be interpreted to authorize any such election.

          9.5 Tax Matters Partner. The Manager shall be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code. The Manager shall not extend the statute of limitations, compromise any tax controversy or take any other material action as "tax matters partner" except after consultation with the Executive Committee.

          9.6 Tax Returns. The Manager shall cause to be prepared and filed all necessary Federal and state income tax returns for the Company. Each Member shall furnish to the Manager all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

          9.7 Tax Withholdings. The Company shall at all time be entitled to make payments with respect to any Member in amounts required to discharge any legal obligation of the Company pursuant to any provision of the Code or any other tax provision or any provision enacted in the future imposing a similar obligation on the Company to withhold or make payments to any governmental authority with respect to any United States federal, state or local tax liability of such Member arising as a result of such Member's interest in the Company. Each such payment made to any governmental authority shall be deemed to be a loan by the Company to such Member and shall not be deemed to be a Distribution. The amount of such payments made with respect to any Member, plus interest at an annual rate equal to two percent plus the Company's highest borrowing rate on each such amount from the date of each such payment until such amount is repaid to the Company, shall be repaid to the Company by (i) deduction from the current or next succeeding Distribution or Distributions otherwise payable to such Member pursuant to this Agreement or (ii) earlier payment of such amounts and interest by such Member to the Company.

                                   ARTICLE X

                      FINANCIAL REPORTS; INSPECTION RIGHTS
                      ------------------------------------

          10.1 Reports to Members. Within 135 days after the end of each Fiscal Year and 75 days after the end of each quarter other than the last quarter thereof, the Company shall cause to be prepared and mailed to each Member a financial report (audited by an accounting firm of recognized national standing in the case of a report sent as of the end of a Fiscal Year and unaudited in the case of a report sent as of the end of a quarter) setting forth as of the end of such Fiscal Year or quarter:

          (a) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year or quarter prepared in accordance with GAAP; and

          (b) consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such Fiscal Year or quarter (and for the period from the beginning of the Fiscal Year to the end of such quarter) prepared in accordance with GAAP.

In addition, the Company will deliver to the Members promptly upon their becoming available, (i) copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the SEC or any national securities exchange, (ii) copies of all projections delivered to the lenders of the Company or its subsidiaries in connection with proposed acquisitions or refinancings by the Company or its subsidiaries and (iii) copies of all regular reports to management submitted by the independent auditors for the Company.

          10.2 Inspection Rights. The Company shall, upon reasonable notice during normal business hours, permit any Member and its agents, including counsel, to inspect its properties, examine its books and records and to discuss with management the business and affairs of the Company and its subsidiaries, and to examine, copy and make extracts from its books and records.

          10.3 Certain Additional Information. Concurrently with the delivery by the Company to each Member of its annual financial statements pursuant to Section 10.1 above, the Company will deliver to each Member that is a Small Business Investment Company a written assessment of the economic impact of the investment by such Member in the Company, specifying the full-time equivalent jobs created or retained in connection with such investment, the impact of such investment on the business of the Company in terms of expanded revenue and taxes, and other economic benefits resulting from such investment, including but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms, all as contemplated by 13 C.F.R.
(S) 107.304(c).

          10.4 Use of Proceeds. Within 75 days after the date of a Capital Contribution to the Company by a Member that is a Small Business Investment Company, the Company shall deliver to such Member a written statement certified by the Manager describing in reasonable detail the use of the proceeds of the investment hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant any Member that is a Small Business Investment Company and the United States Small Business Administration access to the Company's records for the purpose of verifying the use of such proceeds.

                                   ARTICLE XI

                                   PUT RIGHTS
                                   ----------

          10.1 Put Right at the Option of the Members. Under the circumstances and on the terms described below, Members shall have the following rights:

          (a) Members shall have the right to require the Company to redeem all or any part of the Membership Units held by them at any time on or after a Triggering Event (the "Put"). A Member may exercise the Put by giving the
                       ---
Company notice of such intent setting forth the Triggering Event (such notice hereinafter a "Put Notice").
               ----------

          (b) The consideration to be paid in connection with the Put shall be payable in cash in an amount equal to the value of the Membership Units subject to the Put, based upon the fair market value of the Company as a going concern with no discount attributed to the restrictions of transferability of the Membership Units and the minority Percentage Interests (the "Put
                                                             ---

Price"). If the Company and the Members delivering a Put Notice agree in writing
-----
as to the amount of the Put Price for the Membership Units that are the subject of such Put Notices, such amount shall bind them. If the Company and the Members exercising the Put do not agree in writing, then the fair market value shall be the average of the valuations determined by two independent valuation experts, one selected by the Company and one by the Members exercising the Put. If the valuations of such experts differ by more than 10 percent, the two experts shall select a third independent valuation expert, the opinion of which shall be binding, to determine a value no higher than the higher valuation nor lower than the lower valuation. The costs of each such expert shall be borne equally by the Company and the Members exercising such Put.

          (c) The redemption of the Membership Units subject to the Put shall occur no later than the 30th day after final determination of the Put Price, unless the Company and the Members exercising the Put agree to a different date. If, prior to the closing date for the Put, the Company is unable to purchase for cash all of the Membership Units required to be purchased pursuant to the Put Option, the Company shall promptly (but in any event within three business days of such determination) give notice to each of the Members exercising the Put of the aggregate amount of Membership Units it is unable to purchase for cash (a

"Put Cash Postponement").  In the case of any Put Cash Postponement, the Company
--------- ------------
shall use its best commercial efforts to increase its ability to pay cash for the Membership Units subject to the Put. If on the Put Closing Date, the Company does not purchase all of the Membership Units subject to the Put for cash, the Company shall issue to any Member subjected to a Put Cash Postponement a junior subordinated promissory note of the Company (a "Purchase Note") having
                                                         -------------
a principal amount equal to the aggregate Put Price for the Membership Units subject to the Put Cash Postponement plus deferred interest accruing and compounding annually at an annual rate equal to five percent (5%) over the interest rate publicly announced by The Chase Manhattan Bank from time to time as its prime commercial lending rate of interest. The maturity date of a Purchase Note shall be five years from the date of issuance, but a Purchase Note may be prepaid without penalty. At the time of payment, the Company shall pay principal and accrued deferred interest on the Purchase Note.

          (d) In the event a Triggering Event described in clause (2) of Section 1.1(zzz), only such number of Membership Units held by a Member as shall be necessary to cure the legal restriction therein referred to shall be entitled to the benefits of a Put under this Section 11.1.

                                  ARTICLE XII

                                TRANSFERABILITY
                                ---------------

          12.1  Transferee Not a Member.  (a)  Subject to the terms of Section
12.3 hereof, a Member may transfer Membership Units to an Affiliate and have such Affiliate become a Member. No Person acquiring a Membership Unit other than an existing Member or an Affiliate of an existing Member shall become a Member unless such Person is approved by the Manager. No transfer of more than 5,000 Membership Units (other than by a Member to an Affiliate in accordance with Section 12.3) shall be effective unless approved by the Manager and the Executive Committee. No Person shall become a Member until, in addition to the required vote or consent: (i) Such Person by written agreement shall have accepted the terms of, and agreed to be bound by, this Agreement; (ii) any required certificate evidencing the admission of such Person as a Member, if required, shall have been prepared for filing or recordation; (iii) such Person complies with any other condition imposed by the Manager. If no such approval is obtained, such Person's Membership Unit shall only entitle such Person to receive the Distributions and allocations of profits and losses to which the Member from whom or which such Person received such Membership Unit would be entitled and shall not entitle such Person to any rights with respect to management and ownership. Any such approval may be subject to any terms and conditions imposed by the Manager in his sole and complete discretion.

          (b) If it shall become unlawful for any Member to continue to hold some or all of the Membership Units held by such Member, or by reason of legal or regulatory restrictions the cost to such member to continue to hold such Membership Units (in relation to the value of such Membership Units to such Member) has, in the reasonable judgment of such Member, significantly increased, then such Member may, at any time following the date three business days after the delivery of such Member to each other Member of notice of the existence of any such restriction, transfer all or any portion of the Membership Units held by such Member free of any restrictions imposed under this Agreement (other than those restrictions required by federal or state laws, including securities, FCC and tax laws, and subject to the respective transferee meeting the requirements of Section 12.3, and provided that the transferee Member shall hold its Membership Units subject to all of the terms of this Agreement). In connection therewith, the Company shall assist such Member in disposing of the Membership Units held by it in a prompt and orderly manner, and (at the request of such Member) make available (and authorize such Member to make available through the Company) financial and other information concerning the Company and its Subsidiaries (including, without limitation, the information described in Rule 144A(d)(4)) to any prospective purchaser of such prospective purchaser of such Membership Units (it being agreed that such prospective purchaser shall be either an "accredited investor" within the meaning of Rule 501 (a) under the Securities Act or a "qualified institutional buyer" within the meaning of Rule 144A(d)(1) under such Act to the extent that such Membership Units are "restricted securities" as such term is defined in Rule 144). The Company may require that each such prospective purchaser keep confidential, pursuant to customary confidentiality requirements, any information received by it pursuant to this provision.

          12.2 Effective Date. Any sale of a Membership Unit or admission of a Member shall be deemed effective immediately upon consummation of such sale and the satisfaction by the transferee of all requirements of this Article XII.

          12.3 Requirements for All Transfers of Membership Units. Any transfer pursuant to this Article XII is subject to the following conditions:

               (a) the proposed transferee must execute and deliver to the Company an executed counterpart of this Agreement;

          (b) the proposed transferee shall be lawfully entitled to hold the Membership Units being transferred under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, or any successor thereto;

          (c) unless such transfer is being made pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or Rule 144A thereunder, the transferring Member shall deliver to the Company a notice with respect to the proposed transfer, together with an opinion of counsel in form and substance satisfactory to the Company prepared by counsel reasonably satisfactory to the Company (which shall include, without limitation, counsel to each of the Members as of the date hereof), to the effect that an exemption from registration and qualification under such Securities Act is available;

          (d) the transferring Member and its transferee shall each provide a certificate to the Company, in form and substance satisfactory to the Manager, to the effect that (A) the proposed transfer will not be effected on or through (1) a United States national, regional or local securities exchange, (2) a foreign securities exchange or (3) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the National Association of Securities Dealers Automated Quotation System) by electronic means or otherwise, and (B) it is not, and the proposed transfer will not be made by, through or on behalf of, (1) a Person who regularly quotes equity interests in the Company, such as a broker or dealer making a market in equity interests in the Company or (2) a Person who regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to equity interests in the Company and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; provided,
                                                                     --------
however, that such certificate shall not be required for any transfer in
-------
connection with a registered public offering;

               (e) the transferee must be a "U.S. Person" for federal income tax purposes;

               (f) such transfer must not cause the Company to terminate for tax purposes; and

               (g) such transfer must not cause the Company to lose its status as a partnership for tax purposes.

Any transfer made in violation of this Section 12.3 shall be null and void and of no force and effect.

          12.4      Transfers in a Registered Public Offering.   The parties
hereto have entered into Registration Rights Agreements with the Company. Each party hereto acknowledges that any Holder (as defined in its respective Registration Rights Agreement) shall have the right to register and transfer Membership Units in accordance with the provisions of such Registration Rights Agreement and that the Company shall comply with its obligations thereunder. No such transfer shall be subject to the restrictions on transfers set forth in this Article or any other provision of this Agreement.

                                  ARTICLE XIII

                         PREEMPTIVE RIGHTS AND CERTAIN
                    PROVISIONS APPLICABLE TO BMO AFFILIATES
                    ---------------------------------------

          13.1 Preemptive Rights. (a) If, other than in connection with an acquisition or other business combination, in contemplation of an initial public offering of equity securities of the Company or in respect of issuances of Membership Units pursuant to Section 8.5 of this Agreement, the Company proposes to issue, grant or sell Membership Units or any securities exchangeable or convertible into Membership Units in accordance with the provisions of this Agreement, the Company shall first give to the Members a notice setting forth in reasonable detail the price and other terms on which such Membership Units are proposed to be issued or sold, the terms of such Membership Units and the amount thereof proposed to be issued, granted or sold (without limiting the consent rights of any Member in connection therewith). The Members shall thereafter have the preemptive right, exercisable by notice to the Company no later than twenty (20) days after the Company's notice is given, to purchase the amount of such Membership Units set forth in such Member's notice (but in no event more than such Member's pro rata share thereof, as of the date of the Company's
                   --- ----
notice, based upon the ratio of the Membership Units held by such Member to the aggregate of the Membership Units of the Company), for the price and other terms set forth in the Company's notice. Any notice by a Member exercising the right to purchase Membership Units pursuant to this Article XIII shall constitute an irrevocable commitment to purchase from the Company the Membership Units specified in such notice, subject to the maximum set forth in the preceding sentence. If the Members fail to exercise their preemptive right to the full extent of their pro rata share, the Company shall provide notice thereof to the
                --- ----
exercising Members and an additional ten (10) days to subscribe for the remaining Membership Units subject to preemptive rights. If the Members exercise their preemptive right set forth in this Section 13.1 to the full extent of their pro rata share or for any other reason the Company shall not
                --- ----
issue, grant or sell Membership Units to Persons other than the Members then the closing of the purchase shall take place on such date, no less than ten (10) and no more than thirty (30) days after the expiration of the 20-day period referred to above, as the Company may select and notify the Members at least seven (7) days prior thereto. If the Members do not exercise their preemptive rights to the full extent of their pro rata shares, and, as contemplated by Section
                         --- ----
13.1(b), the Company shall issue, grant or sell Membership Units to Persons other than the Members, then the closing of the issuance of

Membership Units to Members shall take place at the same time as the closing of such issuance, grant or sale to non-Members.

          (b) If the Members do not exercise their preemptive rights to the full extent of their pro rata shares, the Company shall use its good faith and
                --- ----
commercially reasonable efforts to issue, grant or sell the remaining Membership Units on the terms set forth in its notice to the Members unless the Company is advised by its financial advisors that the remaining number or amount is too small to be reasonably sold. From the expiration of the 20-day period first referred to in Section 13.1(a) and for a period of 90 days thereafter, the Company may offer, issue, grant and sell to any Person, other than a Member thereof, Membership Units having the terms set forth in the Company's notice relating to such Membership Units for a price and other terms no less favorable to the Company, and including no less cash, than those set forth in such notice (without deduction for reasonable underwriting, sales agency and similar fees payable in connection therewith); provided, however, that the Company may not
                                  --------  -------
issue, grant or sell Membership Units in an amount greater than the amount set forth in such notice minus the amount purchased or committed to be purchased by the Members upon exercise of their preemptive rights.

          (c) The preemptive rights set forth above in this Section 13.1 shall terminate upon consummation of an initial public offering of equity securities of the Company.

          13.2 Subject Membership Units are Nonvoting; Exceptions. Notwithstanding anything in this Agreement to the contrary (including Section 12.1(b)), no BMO Affiliate and no Subject Transferee shall at any time have the right to vote, to give any consent or proxy with respect to, or otherwise exercise the rights as a holder of, Subject Membership Units to agree to, approve or otherwise authorize any action or inaction, or remove the Manager, under any of Sections 5.1, 5.2, 5.5(b), 5.8, 5.12 and 6.8(e) of this Agreement (in all such instances, Subject Membership Units shall be treated as not outstanding for purposes of whether any action or inaction or removal has been approved by the requisite vote of Members). This Section is not intended to derogate from or diminish any right such holder may have to vote, consent to, approve or otherwise authorize or give proxies with respect to actions under
Section 6.8 of this Agreement (excluding Section 6.8(e)) or to take any action with respect to Membership Units other than Subject Membership Units.

          13.3 Notice of Certain In Kind Distributions. Before any distribution in kind of assets of the Company to any BMO

Affiliate who is a Member, the Manager or the liquidating trustee, as applicable, shall give notice in writing to such BMO Affiliate not fewer than 10 Business days before such distribution identifying each asset proposed to be distributed and the date of distribution. Notwithstanding anything in this Agreement to the contrary, such BMO Affiliate may elect, by notice in writing to the Manager or the liquidating trustee not fewer than three Business Days before the date of distribution specified in the notice given to such BMO Affiliate, to decline the distribution of some or all of such assets to the extent that the acquisition of such assets would, in the reasonable judgment of such BMO Affiliate, result in a violation of the BHCA or IBA. In the event that the BMO Affiliate has so elected, the Manager or liquidating trustee shall cause such assets, which would otherwise have been distributed to such BMO Affiliate, to be disposed of immediately regardless of the economic consequences of such a liquidation and the proceeds of such disposition to be distributed to such BMO Affiliate, net of any expense or other costs incurred or imposed on the Seller in connection with disposition. In connection with any such election, the BMO Affiliate shall execute such indemnification and similar agreements in favor of the Manager or the liquidating trustee as shall reasonably be requested.

                                  ARTICLE XIV

                                  DISSOLUTION
                                  -----------

          14.1 Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

               (a) The latest date on which the Company is to dissolve, if any, as set forth in the Articles of Organization;

          (b) The vote or written consent of the Manager provided that less than $13 million in Capital Contributions and Additional Capital Contributions have been made to the Company following December 31, 1996;

          (c) The bankruptcy, death, dissolution, removal, legal incapacity or resignation of the Manager or the occurrence of any other event that terminates the continued membership of the Manager, unless within one hundred eighty days after such event the Company is continued by the vote or written consent of no less than two-thirds of the Percentage Interests of all of the remaining Members; or

               (d) the entry of a decree of judicial dissolution under Section 702 of the New York Act.

          14.2 Winding Up. Upon the dissolution of the Company the Manager may, in the name of and for and on behalf of the Company, prosecute and defend suits, whether civil, criminal or administrative, sell and close the Company's business, dispose of and convey the Company's property, discharge the Company's liabilities and distribute to the Members any remaining assets of the Company, all without affecting the liability of Members. Upon winding up of the Company, the assets shall be distributed as follows:

          (a) To creditors, including any Member who is a creditor (including with respect to any amounts owing in respect of a Put pursuant to Section 11.1 hereof), to the extent permitted by law, in satisfaction of liabilities of the Company, whether by payment or by establishment of adequate reserves, other than liabilities for Distributions to Members under Section 507 or Section 509 of the New York Act;

          (b) To Members and former Members in satisfaction of liabilities for Distributions under Section 507 or Section 509 of the New York Act; and

               (c) To the Members in the amounts and proportions set forth in
Section 8.4(b) of this Agreement.

          14.3 Articles of Dissolution. Within ninety days following the dissolution and the commencement of winding up of the Company, or at any other time there are no Members, articles of dissolution shall be filed with the New York Secretary of State pursuant to the New York Act.

          14.4 Deficit Capital Account. Upon a liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member is liable for indebtedness of the Company and has a deficit Capital Account (after giving effect to all contributions, Distributions, allocations and other adjustments for all Fiscal Years, including the Fiscal Year in which such liquidation occurs), such Member shall be liable to make a Capital Contribution in the amount of the lesser of the negative balance of such Member's Capital Account or the amount of indebtedness of the Company for which such Member is liable.

          14.5 Nonrecourse to Other Members. Except as provided by applicable law or as expressly provided in this Agreement, upon dissolution, each Member shall receive a return of such Member's Capital Contribution solely from the assets of the Company. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member.

          14.6 Termination. Upon completion of the dissolution, winding up, liquidation, and distribution of the assets of the Company, the Company shall be deemed terminated.

                                   ARTICLE XV

                                INDEMNIFICATION
                                ---------------

          15.1 Exculpatory Provisions. None of the Members nor any of their respective shareholders, members, partners, officers, directors, employees or control persons (as such term is defined in the Securities Act) of such Members and none of the members of the Executive Committee (collectively, the

"Indemnified Persons") shall be liable directly or indirectly, to the Company or
--------------------
to any Member for any act or omission (in relation to the Company or this Agreement) taken or omitted by such Indemnified Person in good faith, provided
                                                                      --------
that such act or omission did not constitute gross negligence, fraud or willful violation of the law or this Agreement.

          15.2 Indemnification of Members. The Company shall, to the fullest extent permitted by the New York Act, indemnify and hold harmless each Indemnified Person against all claims, liabilities and expenses of whatever nature ("Claims") relating to activities undertaken in connection with the
         ------
Company, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel, accountants' and experts' and other fees, costs and expenses reasonably incurred in connection with the investigation, defense or disposition (including by settlement) of any action, suit or other proceeding, whether civil or criminal, before any court or administrative body in which such Indemnified Person may be or may have been involved, as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, while acting as such Indemnified Person, provided
                                                                      --------
that no indemnity shall be payable hereunder against any liability incurred by such Indemnified Person by reason of such Indemnified Person's gross negligence, fraud or willful violation of the law or this Agreement or with respect to any matter as to which such

Indemnified Person shall have been adjudicated not to have acted in good faith.

          15.3 Advance of Expenses. Expenses incurred by an Indemnified Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified by the Company.

          15.4 Control of Claim. The Company shall have the right to select counsel (provided such counsel is reasonably satisfactory to the Indemnified Person) and to control the defense of any action giving rise to a Claim, provided that an Indemnified Person may nevertheless employ counsel to
       --------
represent and defend it, but the Company will not be required to pay the fees and disbursements of more than one counsel in any jurisdiction in any proceeding (unless by reason of potential conflicts of interest, representation by more than one counsel is necessary). The right to control the defense of any action shall not include the right to enter into a settlement with respect to such action, unless such settlement is for money damages only (and the Company first places such funds in escrow or posts a bond or other security reasonably satisfactory to the Indemnified Person sufficient, without regard to the provisions of Section 15.6, to cover the full amount of the proposed settlement).

          15.5 Non-Exclusivity. The right of any Indemnified Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person's successors, assigns and legal representatives.

          15.6 Satisfaction from Company Assets. All judgments against the Company or an Indemnified Person, in respect of which such Indemnified Person is entitled to indemnification, shall first be satisfied from Company assets before the Indemnified Person is responsible therefor.

          15.7 Notices of Claims. Promptly after receipt by an Indemnified Person of notice of the commencement of any action or proceeding or threatened action or proceeding involving a Claim, such Indemnified Person will, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Company of the commencement of such action;

provided, however, that the failure of any Indemnified Person to give notice as
--------  -------
provided herein shall not relieve the Company of its obligations under this
Article XV, except to the extent that the Company is actually prejudiced by such failure to give notice. Each such Indemnified Person shall keep the Manager apprised of the progress of any such proceeding.

                                  ARTICLE XVI

                               GENERAL PROVISIONS
                               ------------------

          16.1 Notices. Any notice, demand or other communication required or permitted to be given pursuant to this Agreement shall have been sufficiently given for all purposes if (a) delivered personally to the party or to an executive officer of the party to whom such notice, demand or other communication is directed, (b) sent by registered or certified mail, postage prepaid, addressed to the Member or the Company at his, her or its address set forth in this Agreement, or (c) transmitted by facsimile, with hard copy sent by mail as set forth in clause (b) of this Section 16.1. Except as otherwise provided in this Agreement, any such notice shall be deemed to be given on the date of personal delivery or facsimile transmission, and three business days after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as set forth in this
Section 16.1.

          16.2 Amendments. No course of performance or other conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Members, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall amend this Agreement or impair or otherwise affect any Member's obligations pursuant to this Agreement or any rights and remedies of a Member pursuant to this Agreement. No amendment to this Agreement shall be effective unless made with the consent of no less than two-thirds of the Membership Units; provided, however, that the
                                                 --------  -------
Manager acting alone shall have the power to amend Schedules A, B and C hereto
                                                   -----------  -     -
to reflect transfers or issuances of Membership Units, to reflect changes in the Unfunded Capital Commitments, to make adjustments pursuant to Section 8.5 hereof, to make any accounting and other amendments deemed necessary by the Manager as Tax Matters Partner (with the advice of the Company's independent accountants), and as approved by the Executive Committee under Section 5.7(a)(vii). Notwithstanding the foregoing, no amendment shall be effective:
(i) which has a disproportionate adverse economic effect upon the rights of any Member vis-a-vis the other Members holding Membership Units having the same rights, without the consent of such adversely affected Member;
(ii) which has an adverse economic effect upon the rights of a group of Members, without the consent of a majority of such group of Members; or (iii) which alters the rights, powers and duties of the Manager (in his capacity as Manager) (or an Affiliate thereof) under this Agreement, or otherwise adversely affects the Manager (in his capacity as Manager), without the consent of the Manager. In addition to the foregoing, the Company shall not (in its capacity as a member of any Subsidiary) consent to any amendment to the Operating Agreement of such Subsidiary which would have an adverse effect upon the Company's economic rights in such Subsidiary without the consent of a majority of the Membership Units.

          16.3 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

          16.4 Headings. The headings in this Agreement are for convenience only and shall not be used to interpret or construe any provision of this Agreement.

          16.5 Waiver. No failure of a Member to exercise, and no delay by a Member in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Member of any such right or remedy under this Agreement shall be effective unless made in a writing duly executed by all Members and specifically referring to each such right or remedy being waived.

          16.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

          16.7 Binding. This Agreement shall be binding upon and inure to the benefit of all Members, and each of the successors and assignees or the Members, except that no right or obligation of a Member under this Agreement may be assigned by such Member to another Person without first obtaining the written consent of the Manager.

          16.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

          16.9 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

          IN WITNESS WHEREOF, the individuals and entities signing this Agreement below conclusively evidence their agreement to the terms and conditions of this Agreement by so signing this Agreement.



                                S/
                               ----------------------------------
                                      ROCCO B. COMMISSO



                              MORRIS COMMUNICATIONS CORPORATION



                              By:   S/
                                   ------------------------------
                              Name:  William S. Morris IV
                              Title: President

                                                           MEDIACOM LLC                                           SCHEDULE A
                                                   Capital Calls Since Inception


Members                                      3/12/96         6/28/96         6/22/97         9/18/97         1/15/98         11/3/99
-------                                      -------         -------         -------         -------         -------         -------

Chase Manhattan Capital, L.P.           $  1,100,000    $          0    $          0    $          0    $          0    $          0
 c/o Chase Manhattan
 Capital Corporation
 380 Madison Avenue
 New York, NY 10017-2951

U.S. Investor, Inc.                     $  1,100,000    $  1,000,000    $  1,950,000    $    500,000    $  2,293,780    $    256,220
 333 West Fort Street
 Detroit, MI 48226

Morris Communications                   $          0    $          0    $  9,750,000    $  2,500,000    $ 79,832,536    $  8,917,464
 Corporation
 725 Broad Street
 Augusta, GA 30901

CB Capital Investors, L.P.              $          0    $          0    $  3,900,000    $  1,000,000    $  4,587,560    $    512,440
 c/o Chase Manhattan
 Capital Corporation
 380 Madison Avenue
 New York, NY 10017-2951

Private Market Fund, L.P.               $          0    $          0    $  1,950,000    $    500,000    $  4,542,584    $    507,416
 c/o Pacific Corporate Group
 1200 Prospect Street
 Suite 200
 La Jolla, CA 92037

BMO Financial, Inc.                     $          0    $          0    $  1,950,000    $    500,000    $  2,293,780    $    256,220
 c/o Bank of Montreal
 430 Park Avenue
 New York, NY 10022

Mr. Scott Seaton                        $          0    $          0    $          0    $          0    $    224,880    $     25,120
 61 Londonderry Drive
 Greenwich, CT 06830

Mr. Thomas Keaveney                     $    224,880    $     25,120
 10 Wagon Way
 Holmdel, NJ 07733

Commisso Members                        $  3,245,000    $          0    $          0    $          0    $          0    $          0
 100 Crystal Run Road
 Middletown, NY 10941
                                        ------------    ------------    ------------    ------------    ------------    ------------

      Subtotal                          $  5,445,000    $  1,000,000    $ 19,500,000    $  5,000,000    $ 94,000,000    $ 10,500,000

  Cumulative Total                      $  5,445,000    $  6,445,000    $ 25,945,000    $ 30,945,000    $124,945,000    $135,445,000

                                                           MEDIACOM LLC                                              SCHEDULE B-1
                                             Membership Units and Percentage Interests







                                                         3/12/96              6/28/96               3/31/97              6/22/97
                                                         -------              -------               -------              -------
Total Membership Units Issued
-----------------------------

Chase Manhattan Capital, L.P.                         1,100.0000           1,674.5455            2,076.4364           2,076.4364
U.S. Investor, Inc.                                   1,100.0000           2,674.5455            3,316.4364           5,266.4364
Morris Communications Corporation                         0.0000               0.0000                0.0000           9,750.0000
CB Capital Investors, L.P.                                0.0000               0.0000                0.0000           3,900.0000
Private Market Fund, L.P.                                 0.0000               0.0000                0.0000           1,950.0000
BMO Financial, Inc.                                       0.0000               0.0000                0.0000           1,950.0000
Scott W. Seaton                                           0.0000               0.0000                0.0000               0.0000
Thomas W. Keaveney                                        0.0000               0.0000                0.0000               0.0000
Commisso Members                                      3,245.0000           5,650.9090            7,607.1272           7,607.1272
                                                 ----------------   ------------------    ------------------   ------------------

  Total                                               5,445.0000          10,000.0000           13,000.0000          32,500.0000


Percentage Interests
--------------------

Chase Manhattan Capital, L.P.                           20.2020%             16.7455%              15.9726%              6.3890%
U.S. Investor, Inc.                                     20.2020%             26.7455%              25.5110%             16.2044%
Morris Communications Corporation                        0.0000%              0.0000%               0.0000%             30.0000%
CB Capital Investors, L.P.                               0.0000%              0.0000%               0.0000%             12.0000%
Private Market Fund, L.P.                                0.0000%              0.0000%               0.0000%              6.0000%
BMO Financial, Inc.                                      0.0000%              0.0000%               0.0000%              6.0000%
Scott W. Seaton                                          0.0000%              0.0000%               0.0000%              0.0000%
Thomas W. Keaveney                                       0.0000%              0.0000%               0.0000%              0.0000%
Commisso Members                                        59.5960%             56.5091%              58.5164%             23.4065%
                                                 ----------------   ------------------    ------------------   ------------------

  Total                                                100.0000%            100.0000%             100.0000%            100.0000%
                                                                                    Prior To                 After
                                                                                   U.S.Cable             U.S.Cable
                                                                                 Acquisition           Acquisition
                                                              9/19/97                1/15/98               1/15/98
                                                              -------                -------               -------
Total Membership Units Issued
-----------------------------

Chase Manhattan Capital, L.P.                              2,076.4364             2,940.9652            2,940.9652
U.S. Investor, Inc.                                        5,766.4364             8,085.9840           10,379.7640
Morris Communications Corporation                         12,250.0000            16,943.7111           96,776.2471
CB Capital Investors, L.P.                                 4,900.0000             6,777.4844           11,365.0444
Private Market Fund, L.P.                                  2,450.0000             3,388.7422            7,931.3262
BMO Financial, Inc.                                        2,450.0000             3,388.7422            5,682.5222
Scott W. Seaton                                                0.0000                 0.0000              224.8800
Thomas W. Keaveney                                             0.0000                 0.0000              224.8800
Commisso Members                                           7,607.1272            14,474.3709           14,474.3709
                                                    ------------------    -------------------   -------------------

  Total                                                   37,500.0000            56,000.0000          150,000.0000


Percentage Interests
--------------------

Chase Manhattan Capital, L.P.                                 5.5372%                5.2517%               1.9606%
U.S. Investor, Inc.                                          15.3772%               14.4393%               6.9198%
Morris Communications Corporation                            32.6667%               30.2566%              64.5175%
CB Capital Investors, L.P.                                   13.0667%               12.1027%               7.5767%
Private Market Fund, L.P.                                     6.5333%                6.0513%               5.2876%
BMO Financial, Inc.                                           6.5333%                6.0513%               3.7883%
Scott W. Seaton                                               0.0000%                0.0000%               0.1499%
Thomas W. Keaveney                                            0.0000%                0.0000%               0.1499%
Commisso Members                                             20.2857%               25.8471%               9.6496%
                                                    ------------------    -------------------   -------------------

  Total                                                     100.0000%              100.0000%             100.0000%

                                                           MEDIACOM LLC                                          SCHEDULE B-2
                                               Revaluation and Capital Contributions
                                                            (in units)






                                                                                        Commisso              Morris
                                             Chase Capital        U.S Investor          Investors         Communications
                                          -----------------------------------------------------------------------------------
Beginning Membership Units                         2,940.9652          10,379.7640         14,474.3709          96,776.2471

Beginning Percent Ownership                           1.9606%              6.9198%             9.6496%             64.5175%

12% Annual Preferred Return                          648.7850           2,289.8044          3,193.0859          21,349.1052

25% to Commisso Members                                                                     8,272.6027

80% of remaining to Members                        3,892.0653          13,736.5512         19,155.3428         128,073.4203

20% of remaining to Commisso                                                               49,627.3973
                                          -----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Total After Revaluation                            7,481.8155          26,406.1196         94,722.7996         246,198.7726
-----------------------------------------------------------------------------------------------------------------------------


Capital Contributions on 11/03/99                           -             256.2200                   -           8,917.4640
                                          -----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Total After Capital Contributions                  7,481.8155          26,662.3396         94,722.7996         255,116.2366
Ending Percent Ownership                              1.6626%              5.9250%            21.0495%             56.6925%
-----------------------------------------------------------------------------------------------------------------------------
                                                                     Private                                   Scott
                                              CB Capital           Market Fund         BMO Financial          Seaton
                                              -------------------------------------------------------------------------------
Beginning Membership Units                        11,365.0444           7,931.3262           5,682.5222           224.8800

Beginning Percent Ownership                           7.5767%              5.2876%              3.7883%            0.1499%

12% Annual Preferred Return                        2,507.1599           1,749.6723           1,253.5800            49.6091

25% to Commisso Members

80% of remaining to Members                       15,040.4686          10,496.2954           7,520.2343           297.6056

20% of remaining to Commisso
                                              -------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Total After Revaluation                           28,912.6729          20,177.2939          14,456.3365           572.0947
-----------------------------------------------------------------------------------------------------------------------------


Capital Contributions on 11/03/99                    512.4400             507.4160             256.2200            25.1200
                                              -------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Total After Capital Contributions                 29,425.1129          20,684.7099          14,712.5565           597.2147
Ending Percent Ownership                              6.5389%              4.5966%              3.2695%            0.1327%
-----------------------------------------------------------------------------------------------------------------------------
                                                Thomas
                                               Keaveney              Total
                                               -----------------------------------
Beginning Membership Units                          224.8800         150,000.0000

Beginning Percent Ownership                          0.1499%            100.0000%

12% Annual Preferred Return                          49.6091          33,090.4109

25% to Commisso Members                                                8,272.6027

80% of remaining to Members                         297.6056         198,509.5891

20% of remaining to Commisso                                          49,627.3973
                                               -----------------------------------

----------------------------------------------------------------------------------
Total After Revaluation                             572.0947         439,500.0000
----------------------------------------------------------------------------------


Capital Contributions on 11/03/99                    25.1200          10,500.0000
                                               -----------------------------------

----------------------------------------------------------------------------------
Total After Capital Contributions                   597.2147         450,000.0000
Ending Percent Ownership                             0.1327%            100.0000%
----------------------------------------------------------------------------------

                                                           MEDIACOM LLC                                               Schedule C
                                                        Capital Commitments
                                                              ($000)



                                                 Existing
                                         Unfunded Capital                           Total Unfunded        Capital Calls for
                                              Commitments          New Capital             Capital       U.S. Cable Funding
                                       Before U. S. Cable          Commitments         Commitments                  1/15/98
--------------------------------------------------------------------------------------------------------------------------------
Chase Manhattan Capital, L.P.                          $0                   $0                  $0                       $0
U.S. Investor, Inc.                                $2,550                   $0              $2,550                   $2,294
Morris Communications Corporation                 $12,750              $76,000             $88,750                  $79,833
CB Capital Investors, L.P.                         $5,100                   $0              $5,100                   $4,588
Private Market Fund, L.P.                          $2,550               $2,500              $5,050                   $4,543
BMO Financial, Inc.                                $2,550                   $0              $2,550                   $2,294
Scott W. Seaton                                        $0                 $250                $250                     $225
Thomas W. Keaveney                                     $0                 $250                $250                     $225
Commisso Members                                       $0                   $0                  $0                       $0
--------------------------------------------------------------------------------------------------------------------------------
  Total                                           $25,500              $79,000            $104,500                  $94,000

                                         Unfunded Capital    Capital Calls for       Unfunded Capital     New Acquisition
                                              Commitments        Triax Funding            Commitments       Funding (1)
                                         After U.S. Cable              11/3/99            After Triax         Jul-98
------------------------------------------------------------------------------------------------------------------------------
Chase Manhattan Capital, L.P.                          $0                   $0                     $0                      $0
U.S. Investor, Inc.                                  $256                 $256                     $0                    $830
Morris Communications Corporation                  $8,917               $8,917                     $0                 $28,876
CB Capital Investors, L.P.                           $512                 $512                     $0
Private Market Fund, L.P.                            $507                 $507                     $0                  $1,643
BMO Financial, Inc.                                  $256                 $256                     $0                    $830
Scott W. Seaton                                       $25                  $25                     $0
Thomas W. Keaveney                                    $25                  $25                     $0                     $81
Commisso Members                                       $0                   $0                     $0
------------------------------------------------------------------------------------------------------------------------------
  Total                                           $10,500              $10,500                     $0                 $32,260

                                                           MEDIACOM LLC                                                SCHEDULE D
                                                         IPO ILLUSTRATION
                                                            (in units)



                                                                                           Commisso              Morris
                                                Chase Capital       U.S. Investor         Investors          Communications
                                             ------------------------------------------------------------------------------------
Beginning Membership Units                            2,940.9652         10,379.7640          14,474.3709          96,776.2471

Beginning Percent Ownership                              1.9606%             6.9198%              9.6496%             64.5175%

12% Annual Preferred Return                             648.7850          2,289.8044           3,193.0859          21,349.1052

25% to Commisso Members                                                                        8,272.6027

80% of remaining to Members                           3,892.0653         13,736.5512          19,155.3428         128,073.4203

20% of remaining to Commisso                                                                  49,627.3973
                                             ------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Total After Revaluation                               7,481.8155         26,406.1196          94,722.7996         246,198.7726
---------------------------------------------------------------------------------------------------------------------------------


Equity Contributions on 10/31/99                               -            256.2200                    -           8,917.4640
                                             ------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Total After Equity Contribution                       7,481.8155         26,662.3396          94,722.7996         255,116.2366
Ending Percent Ownership                                 1.6626%             5.9250%             21.0495%             56.6925%
---------------------------------------------------------------------------------------------------------------------------------


$800 million Valuation per 8.8(d)


IPO Carried Interest Valauation                                                              132,000.0000



80% Distribution to Members                           2,899.6192         10,333.1379          36,710.3472          98,871.7148


20% Distribution to Members                                                                   43,600.0000
                                             ------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Total                                                10,381.4346         36,995.4775         307,033.1468         353,987.9514
Ending Percent Ownership                                 1.2977%             4.6244%             38.3791%             44.2485%
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


Calculations per 8.8(d)                            Totals                                  Commisso

Prior Revaluation                                   450,000.0000                              94,722.7996
Manager Units                                                 -                                        -
                                                              --                                       -
Adjusted Revaluation                                450,000.0000                              94,722.7996             21.0495%

New Revaluation                                     800,000.0000
IPO Carried Interest Valuation                     132,000.0000                              132,000.0000
                                                   -------------
                                                    668,000.0000
Adjusted Revaluation                               450,000.0000
                                                   ------------
                                                    218,000.0000
Member Common Shares (80%)                          174,400.0000                              36,710.3472             21.0495%
Carry (20%)                                         43,600.0000                              43,600.0000
                                                    ------------                             -----------
                                                               -                             307,033.1468

                                                                                                94,722.80

                                450,000.0000          7,481.8155         26,662.3396            94,722.80         255,116.2366
                                                         1.6626%             5.9250%             21.0495%             56.6925%
                                             ------------------------------------------------------------------------------------
                                                                       Private                                     Scott
                                                 CB Capital          Market Fund          BMO Financial           Seaton
                                             --------------------------------------------------------------------------------------
Beginning Membership Units                           11,365.0444          7,931.3262            5,682.5222            224.8800

Beginning Percent Ownership                              7.5767%             5.2876%               3.7883%             0.1499%

12% Annual Preferred Return                           2,507.1599          1,749.6723            1,253.5800             49.6091

25% to Commisso Members

80% of remaining to Members                          15,040.4686         10,496.2954            7,520.2343            297.6056

20% of remaining to Commisso
                                             --------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total After Revaluation                              28,912.6729         20,177.2939           14,456.3365            572.0947
-----------------------------------------------------------------------------------------------------------------------------------


Equity Contributions on 10/31/99                        512.4400            507.4160              256.2200             25.1200
                                             --------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total After Equity Contribution                      29,425.1129         20,684.7099           14,712.5565            597.2147
Ending Percent Ownership                                 6.5389%             4.5966%               3.2695%             0.1327%
-----------------------------------------------------------------------------------------------------------------------------------


$800 million Valuation per 8.8(d)


IPO Carried Interest Valauation



80% Distribution to Members                          11,403.8660          8,016.4742            5,701.9330            231.4539


20% Distribution to Members
                                             --------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total                                                40,828.9789         28,701.1841           20,414.4895            828.6685
Ending Percent Ownership                                 5.1036%             3.5876%               2.5518%             0.1036%
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


Calculations per 8.8(d)

Prior Revaluation
Manager Units

Adjusted Revaluation

New Revaluation
IPO Carried Interest Valuation


Adjusted Revaluation


Member Common Shares (80%)
Carry (20%)





                                450,000.0000         29,425.1129         20,684.7099           14,712.5565            597.2147
                                                         6.5389%             4.5966%               3.2695%             0.1327%
                                             -------------------------------------------------------------------------------------
                                              Thomas
                                             Keaveney             Total
                                             -----------------------------------
Beginning Membership Units                              224.8800        150,000.0000

Beginning Percent Ownership                              0.1499%           100.0000%

12% Annual Preferred Return                              49.6091         33,090.4109

25% to Commisso Members                                                   8,272.6027

80% of remaining to Members                             297.6056        198,509.5891

20% of remaining to Commisso                                             49,627.3973
                                             ----------------------------------------

-------------------------------------------------------------------------------------
Total After Revaluation                                 572.0947        439,500.0000
-------------------------------------------------------------------------------------


Equity Contributions on 10/31/99                         25.1200         10,500.0000
                                             ----------------------------------------

-------------------------------------------------------------------------------------
Total After Equity Contribution                         597.2147        450,000.0000
Ending Percent Ownership                                 0.1327%           100.0000%
-------------------------------------------------------------------------------------


$800 million Valuation per 8.8(d)


IPO Carried Interest Valauation                                         132,000.0000
                                                                                   -


80% Distribution to Members                             231.4539        174,400.0000
                                                                                   -

20% Distribution to Members                                              43,600.0000
                                             ----------------------------------------

-------------------------------------------------------------------------------------
Total                                                   828.6685        800,000.0000
Ending Percent Ownership                                 0.1036%           100.0000%
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------


Calculations per 8.8(d)

Prior Revaluation
Manager Units

Adjusted Revaluation

New Revaluation
IPO Carried Interest Valuation


Adjusted Revaluation


Member Common Shares (80%)
Carry (20%)





                                450,000.0000            597.2147        450,000.0000
                                                         0.1327%           100.0000%
                                             ----------------------------------------